                                            EXECUTION COUNTERPART


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                      MIDGARD ENERGY COMPANY

                  _____________________________


                         CREDIT AGREEMENT


                     Dated as of June 8, 1995


                  ______________________________


                     THE CHASE MANHATTAN BANK
                     (NATIONAL ASSOCIATION),
                             as Agent


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

                        TABLE OF CONTENTS


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Section 1.   Definitions and Accounting Matters . . . . . . .   1
     1.01    Certain Defined Terms  . . . . . . . . . . . . .   1
     1.02    Accounting Terms and Determinations  . . . . . .  22
     1.03    Types of Loans . . . . . . . . . . . . . . . . .  24
     1.04    Borrowing Base . . . . . . . . . . . . . . . . .  24
     1.05    Copies of Documents  . . . . . . . . . . . . . .  26
     1.06    Subsidiaries . . . . . . . . . . . . . . . . . .  26

Section 2.   Commitments, Loans, Notes and Prepayments  . . .  27
     2.01    Loans  . . . . . . . . . . . . . . . . . . . . .  27
     2.02    Borrowings . . . . . . . . . . . . . . . . . . .  27
     2.03    Termination of Commitments . . . . . . . . . . .  27
     2.04    Lending Offices  . . . . . . . . . . . . . . . .  27
     2.05    Several Obligations; Remedies Independent  . . .  27
     2.06    Notes  . . . . . . . . . . . . . . . . . . . . .  28
     2.07    Optional Prepayments and Conversions or
               Continuations of Loans . . . . . . . . . . . .  28
     2.08    Mandatory Prepayments. . . . . . . . . . . . . .  29

Section 3.   Payments of Principal and Interest . . . . . . .  32
     3.01    Repayment of Loans . . . . . . . . . . . . . . .  32
     3.02    Interest . . . . . . . . . . . . . . . . . . . .  33

Section 4.   Payments; Pro Rata Treatment; Computations;
               Etc. . . . . . . . . . . . . . . . . . . . . .  34
     4.01    Payments . . . . . . . . . . . . . . . . . . . .  34
     4.02    Pro Rata Treatment . . . . . . . . . . . . . . .  34
     4.03    Computations . . . . . . . . . . . . . . . . . .  35
     4.04    Minimum Amounts  . . . . . . . . . . . . . . . .  35
     4.05    Certain Notices  . . . . . . . . . . . . . . . .  35
     4.06    Non-Receipt of Funds by the Agent  . . . . . . .  36
     4.07    Sharing of Payments, Etc.  . . . . . . . . . . .  37

Section 5.   Yield Protection, Etc. . . . . . . . . . . . . .  37
     5.01    Additional Costs . . . . . . . . . . . . . . . .  37
     5.02    Limitation on Types of Loans . . . . . . . . . .  40
     5.03    Illegality . . . . . . . . . . . . . . . . . . .  41
     5.04    Treatment of Affected Loans  . . . . . . . . . .  41
     5.05    Broken Funding . . . . . . . . . . . . . . . . .  42
     5.06    U.S. Taxes . . . . . . . . . . . . . . . . . . .  43
     5.07    Replacement of Certain Lenders . . . . . . . . .  44

Section 6.   Conditions Precedent . . . . . . . . . . . . . .  45
     6.01    Conditions Precedent . . . . . . . . . . . . . .  45
     6.02    Other Conditions Precedent . . . . . . . . . . .  49

Section 7.   Representations and Warranties . . . . . . . . .  50
     7.01    Corporate Existence  . . . . . . . . . . . . . .  50


                               (i)

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     7.02    Financial Condition  . . . . . . . . . . . . . .  50
     7.03    Litigation . . . . . . . . . . . . . . . . . . .  50
     7.04    No Breach  . . . . . . . . . . . . . . . . . . .  51
     7.05    Action . . . . . . . . . . . . . . . . . . . . .  51
     7.06    Approvals  . . . . . . . . . . . . . . . . . . .  51
     7.07    Use of Credit  . . . . . . . . . . . . . . . . .  52
     7.08    ERISA  . . . . . . . . . . . . . . . . . . . . .  52
     7.09    Taxes  . . . . . . . . . . . . . . . . . . . . .  52
     7.10    Investment Company Act . . . . . . . . . . . . .  52
     7.11    Public Utility Holding Company Act . . . . . . .  52
     7.12    Material Agreements and Liens  . . . . . . . . .  53
     7.13    Environmental Matters  . . . . . . . . . . . . .  53
     7.14    Capitalization . . . . . . . . . . . . . . . . .  56
     7.15    Subsidiaries, Etc  . . . . . . . . . . . . . . .  56
     7.16    Title to Assets  . . . . . . . . . . . . . . . .  56
     7.17    True and Complete Disclosure . . . . . . . . . .  57

Section 8.   Covenants of the Company . . . . . . . . . . . .  57
     8.01    Financial Statements Etc.  . . . . . . . . . . .  57
     8.02    Litigation . . . . . . . . . . . . . . . . . . .  61
     8.03    Existence, Etc.  . . . . . . . . . . . . . . . .  61
     8.04    Insurance  . . . . . . . . . . . . . . . . . . .  62
     8.05    Prohibition of Fundamental Changes . . . . . . .  62
     8.06    Limitation on Liens  . . . . . . . . . . . . . .  63
     8.07    Indebtedness . . . . . . . . . . . . . . . . . .  66
     8.08    Investments  . . . . . . . . . . . . . . . . . .  67
     8.09    Restricted Payments  . . . . . . . . . . . . . .  68
     8.10    Certain Financial Covenants  . . . . . . . . . .  69
     8.11    Maintenance of Corporate Separateness  . . . . .  70
     8.12    Subordinated Indebtedness  . . . . . . . . . . .  70
     8.13    Lines of Business  . . . . . . . . . . . . . . .  70
     8.14    Transactions with Affiliates . . . . . . . . . .  70
     8.15    Use of Proceeds  . . . . . . . . . . . . . . . .  71
     8.16    Subsidiaries . . . . . . . . . . . . . . . . . .  71
     8.17    Modifications of Certain Documents . . . . . . .  71
     8.18    Changes to Production Payments . . . . . . . . .  71
     8.19    Information with Respect to Dispositions and
               Property Acquisitions  . . . . . . . . . . . .  72

Section 9.   Events of Default  . . . . . . . . . . . . . . .  72

Section 10.  The Agent  . . . . . . . . . . . . . . . . . . .  76
     10.01   Appointment, Powers and Immunities . . . . . . .  76
     10.02   Reliance by Agent  . . . . . . . . . . . . . . .  77
     10.03   Defaults . . . . . . . . . . . . . . . . . . . .  77
     10.04   Rights as a Lender . . . . . . . . . . . . . . .  77
     10.05   Indemnification  . . . . . . . . . . . . . . . .  78
     10.06   Non-Reliance on Agent and Other Lenders  . . . .  78
     10.07   Failure to Act . . . . . . . . . . . . . . . . .  79
     10.08   Resignation or Removal of Agent  . . . . . . . .  79
     10.09   Consents under Other Basic Documents . . . . . .  79


                               (ii)

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                                                             Page
                                                             ----

Section 11.  Miscellaneous  . . . . . . . . . . . . . . . . .  80
     11.01   Waiver . . . . . . . . . . . . . . . . . . . . .  80
     11.02   Notices  . . . . . . . . . . . . . . . . . . . .  80
     11.03   Expenses, Etc. . . . . . . . . . . . . . . . . .  80
     11.04   Amendments, Etc. . . . . . . . . . . . . . . . .  81
     11.05   Successors and Assigns . . . . . . . . . . . . .  82
     11.06   Assignments and Participations . . . . . . . . .  82
     11.07   Survival . . . . . . . . . . . . . . . . . . . .  84
     11.08   Captions . . . . . . . . . . . . . . . . . . . .  85
     11.09   Counterparts . . . . . . . . . . . . . . . . . .  85
     11.10   Governing Law; Submission to Jurisdiction  . . .  85
     11.11   Waiver of Jury Trial . . . . . . . . . . . . . .  85
     11.12   Treatment of Certain Information;
               Confidentiality  . . . . . . . . . . . . . . .  85

SCHEDULE I     -    Material Agreements and Liens
SCHEDULE II    -    Environmental Matters
SCHEDULE III   -    Subsidiaries and Investments
SCHEDULE IV    -    Litigation
SCHEDULE V     -    Events of Default relating to YPF and Maxus
SCHEDULE VI    -    Reorganization Transactions
SCHEDULE VII   -    Waivers of Statutes of Limitations - Taxes

EXHIBIT A      -    Form of Note
EXHIBIT B-1    -    Form of YPF Guarantee Agreement
EXHIBIT B-2    -    Form of Maxus Guarantee Agreement
EXHIBIT C-1    -    Form of Opinion of Counsel to
                    the Obligors
EXHIBIT C-2    -    Form of Opinion of Special Argentine Counsel
                    to the Obligors
EXHIBIT C-3    -    Form of Opinion of Vice President-Legal of
                    Maxus
EXHIBIT D-1    -    Form of Opinion of Special New York Counsel
                    to Chase
EXHIBIT D-2    -    Form of Opinion of Special Argentine Counsel
                    to Chase
EXHIBIT E      -    Form of Confidentiality Agreement
EXHIBIT F      -    Form of Notice of Assignment
EXHIBIT G      -    Form of Process Agent Acceptance
EXHIBIT H      -    Form of Statement of Gas Plant Operating
                    Income
EXHIBIT I      -    Form of Affiliate Subordination Agreement


                              (iii)

          CREDIT AGREEMENT dated as of June 8, 1995, between:
MIDGARD ENERGY COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

          The Company has requested that the Lenders make loans to it in an aggregate principal amount not exceeding $250,000,000 and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

          "ACQUISITION CREDIT AGREEMENT" shall mean the Credit Agreement dated as of April 5, 1995 between YPF Acquisition Corp., YPF, as guarantor, the lenders named therein and Chase, as agent for said lenders, as such agreement may be modified and supplemented and in effect from time to time.

          "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person or as an owner of an undivided fractional interest in hydrocarbon reserves or production or gathering, processing or storage assets with respect to which such Person is not the operator or is the owner of 25% or less of the capital stock of or other ownership interests in a corporation or other entity owning any of the foregoing (provided that another corporation or entity that does not control, or is not controlled by or under common control with, such Person is the owner of a greater percentage of the


                         CREDIT AGREEMENT

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                              - 2 -


ownership interests in such corporation or entity than such Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be an Affiliate of any Person solely by reason of his or her being a director, officer or employee of such Person and (ii) none of the Company and the Wholly Owned Subsidiaries of the Company shall be Affiliates of each other.

          "AFFILIATE SUBORDINATED INDEBTEDNESS" shall mean indebtedness of the Company to YPF or a Wholly Owned Subsidiary of YPF (other than Maxus or a Wholly Owned Subsidiary of Maxus) for borrowed money: (a) no part of the principal of which shall be payable (or subject to any mandatory prepayment, redemption or similar provisions) prior to the payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder and under the Notes without the prior consent of the Majority Lenders (except, in the case of Casualty Event ASD, for payments of principal thereof if and to the extent permitted by Section 3.02 of Exhibit I hereto); and (b) the obligations of the Company in respect of which are subordinated to the obligations of the Company hereunder and under the Notes pursuant to an Affiliate Subordination Agreement (or on other terms of subordination, and pursuant to documentation, satisfactory to the Majority Lenders).

          "AFFILIATE SUBORDINATION AGREEMENT" shall mean a subordination agreement between YPF or a Wholly Owned Subsidiary of YPF (other than Maxus or a Wholly Owned Subsidiary of Maxus) and the Agent in substantially the form of Exhibit I hereto.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean, with respect to each Type of Loan during each period set forth in the schedule below, the percentage per annum set forth opposite such period under such Type of Loan in such schedule:


                         CREDIT AGREEMENT

                                    Applicable Margin (% p.a.)
                                    --------------------------

         Period                 Base Rate Loans    Eurodollar Loans
         ------                 ---------------    ----------------

From and including the Closing
  Date through and including
  March 31, 1997                    3/4 of 1%            1 3/4%

From and including April 1,
  1997 and at all times
  thereafter                        1 1/4%               2 1/4%

          "BANKRUPTCY CODE" shall mean the U.S. Federal
Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Maxus Guarantee Agreement and the YPF
Guarantee Agreement.

          "BORROWING BASE" shall have the meaning assigned to such term in Section 1.04(b)(iv) hereof.

          "BORROWING BASE PREPAYMENT ASD" shall have the meaning assigned to such term in Section 8.07(d) hereof.

          "BORROWING BASE REPAYMENT AMOUNT" shall have the meaning assigned to such term in Section 2.08(a) hereof.

          "BORROWING BASE REPORTS" shall mean collectively, Statements of Gas Plant Operating Income and Hydrocarbon Reserve
Evaluation Reports and "BORROWING BASE REPORT" shall mean either thereof.

          "BUSINESS DAY" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPEX ASD" shall have the meaning assigned to such term in Section 8.07(d) hereof.


                         CREDIT AGREEMENT

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations paid or required to be paid during such period) made or contemplated to be made by the Company or any of its Subsidiaries in connection with the acquisition and exploitation of, or the exploration for or development or production of, Hydrocarbon Properties or to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP. Notwithstanding the foregoing "Capital Expenditures" for any period (i) with respect to Hydrocarbon Properties, shall be limited to those capital expenditures which (a) are contemplated to be made during any period as indicated in the Hydrocarbon Reserve Evaluation Report delivered to the Agent immediately prior to such period or (b) the Company has indicated would be made by a prudent operator of hydrocarbon properties in a certificate of a Senior Officer of the Company delivered to the Agent simultaneously with such Hydrocarbon Reserve Evaluation Report, (ii) with respect to Gas Plant Assets, shall be limited to those capital expenditures which the Company has indicated would be made by a prudent operator of gas transportation and processing facilities in the Statement of Gas Plant Operating Income delivered to the Agent immediately prior to such period and (iii) shall exclude capital expenditures made during such period with the proceeds of Net Equity Investments for Capital Expenditures.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CASH FLOW" shall mean, for any period, for the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, to the extent applicable), the sum of the following for such period (without duplication), which shall be treated as a single accounting period: (a) gross operating revenue from the sale of natural gas, oil and other hydrocarbon products and providing related services MINUS (b) Operating Expenses; PROVIDED that, in no event shall any non-cash item of revenue be included in the determination of Cash Flow.

          "CASUALTY EVENT" shall mean, with respect to any Gas Plant Assets of the Company or any of its Subsidiaries, any loss of or damage to, or any condemnation or other taking of, such Gas Plant Assets for which such Company or any of its Subsidiaries receives, anticipates receiving or has filed a claim for Casualty Proceeds.


                         CREDIT AGREEMENT

          "CASUALTY EVENT ASD" shall have the meaning assigned to such term in Section 8.07(d) hereof.

          "CASUALTY PROCEEDS" shall mean the proceeds of any insurance, condemnation award or other compensation paid or payable to the Company by an insurer or Government Authority in respect of any Casualty Event.

          "CHASE" shall mean The Chase Manhattan Bank (National
Association).

          "CLOSING DATE" shall mean the date upon which the Loans hereunder are made.

          "CLOSING DATE MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on any of the condition (financial or otherwise), business, operations, assets, nature of assets or liabilities of any of (a) YPF and its Subsidiaries taken as a whole (including, without limitation, the investment ratings of any of YPF's securities being downgraded or being put on "credit watch" or "credit review" with negative implications by any nationally recognized statistical rating organization) or (b) Maxus and its Subsidiaries taken as a whole.

          "CODE" shall mean the U.S. Internal Revenue Code of
1986, as amended from time to time.

          "COMMITMENT" shall mean, as to each Lender, the obligation of such Lender to make a Loan pursuant to Section 2.01 hereof in a principal amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment". The original aggregate principal amount of the Commitments is $250,000,000.

          "COMMITMENT TERMINATION DATE" shall mean June 12, 1995.

          "COMMODITY HEDGING AGREEMENT" shall mean, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in the prices of hydrocarbons, either generally or under specific circumstances.

          "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, financial condition, business or operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform any of its payment or any of its other material obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of such obligations, (d) the ability of the Lenders or the Agent to enforce any of their respective rights and remedies under any of


                         CREDIT AGREEMENT
the Basic Documents to which the Company is a party or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.07 hereof of a Eurodollar Loan from one Interest Period to the next Interest
Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.07 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "DEBT COVERAGE RATIO" shall mean, as at any date, the ratio of (a) Cash Flow for the period of four complete fiscal quarters of the Company most recently ended prior to such date (or, if such date is prior to April 1, 1996, the fiscal quarter or quarters of the Company that have elapsed since March 31, 1995, in each case taken as a single accounting period), to (b) Debt Service for such period.

          "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), of the following (without duplication): (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations but excluding any prepayments required pursuant to Section 2.08 hereof) made or required to be made during such period PLUS (b) all Interest Expense for such period.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "DETERMINATION DATE" shall mean, when used with respect to any Borrowing Base Report, the date 30 days following the Report Delivery Date with respect to such Borrowing Base Report; provided that if such date is not a Business Day, the Determination Date shall be the immediately succeeding Business Day.

          "DETERMINATION PERIOD" shall mean (a) with respect to any Hydrocarbon Reserve Evaluation Report delivered by the Independent Petroleum Engineer, the calendar year for which such report was prepared, (b) with respect to any Hydrocarbon Reserve Evaluation Report prepared by the Company, the period from January 1 to June 30 of each calendar year for which such report was prepared and (c) with respect to any Statement of Gas Plant Operating Income, the six-month period with respect to which such statement was prepared.


                         CREDIT AGREEMENT

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as such items are disposed of in the ordinary course of business and on ordinary business terms, (ii) any inventory or other Property (including, without limitation, accounts receivable) disposed of in the ordinary course of business and on ordinary business terms, (iii) any hydrocarbons produced, processed or sold in the ordinary course of business and on ordinary business terms (excluding Production Payments or any other sale or lease of interests in hydrocarbons in the ground with respect to Properties of the Company or any Subsidiary) and
(iv) dispositions of Properties the subject of Casualty Events.

          "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" shall mean production payment obligations of the Company or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

          "DOLLARS" and "$" shall mean lawful money of the United
States of America.

          "ENVIRONMENTAL CLAIM" shall mean any written notice, claim or demand (collectively, a "CLAIM") by any Person alleging or asserting liability of the Company or any of its Subsidiaries for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Environmental Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation or alleged violation by, or any liability or alleged liability of, the Company or any of its Subsidiaries of or under any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of or exposure to Environmental Materials.

          "ENVIRONMENTAL LAWS" shall mean any and all applicable U.S. Federal, state, local and foreign laws, rules or regulations, and any orders or decrees relating to the regulation of Environmental Materials, including, but not limited to the following: the Environmental Material(s) Transportation Act, 49 U.S.C. Sections 1801 ET SEQ.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.


                         CREDIT AGREEMENT

Sections 9601 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. Sections 1231 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 3808 ET SEQ.; and the Oil Pollution Act, 33 U.S.C. Sections 2701 ET SEQ., each as amended, and their state and local counterparts or equivalents, as amended.

          "ENVIRONMENTAL MATERIAL" shall mean, collectively,
(a) any petroleum or petroleum products Released to the environment, RCRA ignitible materials, waste explosives, spent or waste radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S") and (b) any other chemical or substance, exposure to which is now or hereafter regulated under any Environmental Law.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Rate" in this Section 1.01.

          "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the


                         CREDIT AGREEMENT
respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 9 hereof.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "FUTURE NET REVENUES" shall mean, for any period, the future gross revenues attributable to all or a part (as specified herein) of Proved Reserves for such period less the sum for such period of all projected Operating Expenses with respect thereto, as set forth in the related Hydrocarbon Reserve Evaluation Report, and less (without duplication) all amounts projected to be applied to the discharge of any Production Payment and to the unearned balance of any advance payment received under any contract to be performed relating to such Proved Reserves.

          "GAAP" shall mean United States generally accepted accounting principles as such principles shall be in effect at the time of the computation or determination or as of the date of the relevant financial statements, as the case may be (the
"Relevant Date"), subject to Section 1.02 hereof.

          "GAS PLANT ASSET ASSUMPTIONS" shall mean, at any time
(a) (i) the net cash flow, (ii) the capacity, (iii) the utilization rates, (iv) the profit margins and (v) the Capital Expenditures, in each case related to the Gas Plant Assets,
(b) the price of natural gas, natural gas liquids and other substances produced or consumed by the Gas Plant Assets, in the case of both clauses (a) and (b) above, as estimated by the Agent with the approval of the Majority Lenders, in their reasonable discretion, using the information set forth in the Statement of Gas Plant Operating Income delivered immediately prior to such


                         CREDIT AGREEMENT
time, and any other relevant information or factors, including, without limitation, economic assumptions with respect to inflation, any additional Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries after the Determination Period for such Statement of Gas Plant Operating Income, and any additional Gas Plant Assets acquired by the Company and its Subsidiaries after such Determination Period (which are not subject to any Liens other than Liens permitted by Section 8.06 hereof).

          "GAS PLANT ASSETS" shall mean interests which the Company or any of its Subsidiaries has from time to time in gas processing plants and gas gathering systems.

          "GOVERNMENT AUTHORITY" shall mean any Federal, State, municipal, local, territorial, or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, or the exploration for or development or production of) any Hydrocarbon Properties or any Gas Plant Assets, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "HYDROCARBON BORROWING BASE ASSUMPTIONS" shall have the meaning assigned to such term in Section 1.04(b)(iii) hereof.

          "HYDROCARBON PROPERTIES" shall mean interests which the Company or any of its Subsidiaries has from time to time in hydrocarbon reserves.

          "HYDROCARBON RESERVE EVALUATION REPORT" shall mean the
Initial Hydrocarbon Reserve Evaluation Report and each subsequent unsuperseded report that is prepared on a basis reasonably consistent with the Initial Hydrocarbon Reserve Evaluation Report


                         CREDIT AGREEMENT
and is otherwise satisfactory in form and substance to the Majority Lenders.

          "INDEBTEDNESS" shall mean, for any Person (without duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to purchase or repurchase the same or similar Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days after the date of receipt of the invoice therefor;
(c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective obligations so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit, surety bonds or similar instruments issued or accepted by banks, surety companies and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person in respect of obligations of the types specified in other clauses of this definition as a general partner or joint venturer of any partnership or joint venture (other than in respect of obligations incurred in the ordinary course of business); (g) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $250,000 in the aggregate (other than as provided in clause (h) below); (h) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $2,000,000 in the aggregate resulting from transactions in the ordinary course of such Person's business; and (i) Indebtedness of others Guaranteed by such Person.

          "INDEPENDENT PETROLEUM ENGINEER" shall mean any firm of independent petroleum engineers selected by the Company and acceptable to the Majority Lenders.

          "INITIAL HYDROCARBON RESERVE EVALUATION REPORT" shall mean a report prepared by Gaffney, Cline & Associates, Inc. dated March 10, 1995, as audited by Miller & Lents, Ltd. (the results of such audit being set forth in letters dated March 23, 1995) with respect to Proved Reserves.

          "INITIAL STATEMENT OF GAS PLANT OPERATING INCOME" shall mean the Statement of Gas Plant Operating Income dated April,
1995.

          "INTERCOMPANY AGREEMENT" shall have the meaning assigned to such term in Section 8.14 hereof.


                         CREDIT AGREEMENT

          "INTEREST COVERAGE RATIO" shall mean, as at any date, the ratio of (a) Cash Flow for the four complete fiscal quarters of the Company ending on or most recently ended prior to such date (or, if such date is prior to April 1, 1996, the fiscal quarter or quarters of the Company that have elapsed since March 31, 1995), in each case taken as a single accounting period, TO
(b) Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, interest expense of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), including, without limitation, (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued (whether or not actually paid during such period) or capitalized during such period PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate outstanding principal amount of the Eurodollar Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate outstanding principal amount of the Eurodollar Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial


                         CREDIT AGREEMENT
institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INVESTMENT" shall mean, for any Person (without duplication): (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies or the providing of oil and gas operating, producing or marketing services by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such other Person (other than Guarantees included in the definition of Indebtedness in this Section 1.01); and (d) the entering into of any Interest Rate Protection Agreement or Commodity Hedging Agreement.

          "LEGAL REQUIREMENTS" shall mean all laws, rules or regulations of any Government Authority or any order, writ, injunction or decree of any court or governmental or regulatory authority or agency.

          "LIEN" shall mean, with respect to any Property, any assignment in trust, mortgage, lien, pledge, charge, fiduciary or security assignment, security interest or encumbrance of any kind in respect of such Property (including, without limitation, any Production Payment, advance payment or similar arrangement with respect to minerals in place). For purposes of the foregoing, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LIKE-KIND EXCHANGE" shall have the meaning assigned to such term in Section 2.08(d) hereof.

          "LOANS" shall mean the loans provided for in Section
2.01 hereof, which may be Base Rate Loans and/or Eurodollar
Loans.


                         CREDIT AGREEMENT

          "MAJORITY LENDERS" shall mean Lenders holding at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "MAXUS" shall mean Maxus Energy Corporation, a Delaware corporation.

          "MAXUS GUARANTEE AGREEMENT" shall mean a Guarantee
Agreement substantially in the form of Exhibit B-2, hereto between Maxus and the Agent, as the same may be modified and supplemented and in effect from time to time.

          "MAXUS PREFERRED SHARES" shall mean, collectively, the $4.00 Cumulative Convertible Preferred Stock par value $1.00 per share, the $9.75 Cumulative Convertible Preferred Stock par value $1.00 per share, and the $2.50 Cumulative Preferred Stock par value $1.00 per share, in each case, of Maxus.

          "MERGER" shall mean the merger of YPF Acquisition Corp.
with and into Maxus pursuant to the Merger Agreement.

          "MERGER AGREEMENT" shall mean the Agreement of Merger dated as of February 28, 1995 among YPF, YPF Acquisition Corp.
and Maxus, as the same may be modified and supplemented and in effect from time to time.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NET AVAILABLE PROCEEDS" shall mean:

          (a) in the case of any Disposition by the Company or any of its Subsidiaries, the amount of Net Cash Payments received in connection with such Disposition;

          (b) in the case of any Casualty Event, the aggregate amount of the Casualty Proceeds received by the Company and its Subsidiaries in respect of such Casualty Event net of
     (i) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on the Property the subject of such Casualty Event and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

          (c) in the case of any Subordinated Debt Issuance, the aggregate amount of all cash received by the Company in respect of such Subordinated Debt Issuance net of reasonable expenses incurred by the Company in connection therewith


                         CREDIT AGREEMENT

     (including, without limitation, all brokers' commissions, lawyers', accountants' and consultants' fees and expenses, all investment advisory, placement and underwriting fees and any other nonrecurring expenses).

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any U.S. Federal, state and local income or other taxes estimated to be payable by Maxus or the Company and its Subsidiaries, as the case may be, as a result of such Disposition (but only to the extent that (x) such estimated taxes are in fact paid to Maxus pursuant to an Intercompany Agreement relating to taxes for payment to the relevant Federal, state or local governmental authority not later than the date such taxes are required to be paid to the relevant Government Authority or otherwise and (y) until such taxes are so paid, the Company establishes reserves for the payment of such taxes in accordance with GAAP) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) such Indebtedness is to be repaid as a condition to the Disposition of such Property.

          "NET EQUITY INVESTMENTS FOR CAPITAL EXPENDITURES" shall mean, for any period, the receipt by the Company during such period of any (a) proceeds of a capital contribution from YPF or a Wholly Owned Subsidiary of YPF (other than any Subsidiaries of the Company), PLUS (b) proceeds of Capex ASD and Casualty Event ASD, in each case only if and to the extent that at the time of receipt of such proceeds, a Senior Officer of the Company has indicated in a certificate delivered to the Agent that the same are to be used by the Company to make Capital Expenditures), provided that "Net Equity Investments for Capital Expenditures" shall be reduced by any Restricted Payments made during such period.

          "NOTES" shall mean the promissory notes provided for by
Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be modified and supplemented and in effect from time to time.

          "OBLIGORS" shall mean the Company, Maxus and YPF.

          "OPERATING EXPENSES" shall mean, for any period, the sum of the following for the Company and its Subsidiaries
(determined on a consolidated basis in accordance with GAAP, to


                         CREDIT AGREEMENT
the extent applicable) to the extent paid during such period (without duplication), which shall be treated as a single accounting period: (a) expenses (including lease operating expenses) incurred in producing natural gas, oil and other hydrocarbon products and providing related services (including, without limitation, royalties paid or payable during such period but only to the extent reflected in the computation of gross operating revenue for purposes of determining Cash Flow for such period); (b) Taxes; (c) general and administrative and other overhead expenditures; (d) Capital Expenditures made during such period in respect of Proved Reserves and Gas Plant Assets; and
(e) all other production and operating expenses paid; PROVIDED that, in no event shall any non-cash item of expense be included in the determination of Operating Expenses.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in each case maturing not more than 180 days from the date of acquisition thereof; (b) marketable general obligations issued by any state of the United States of America maturing within 180 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) Dollar denominated domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances and maturing within 180 days from the date of acquisition issued or guaranteed by, or placed with, and money market deposit accounts issued or offered by: (i) any Lender,
(ii) any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having (or the holding company of which such bank is a Subsidiary having) combined capital, surplus and undivided profits (less any undivided losses) of not less than $1,000,000,000; and (iii) any branch located in the United States of America of a commercial bank organized under the laws of the United Kingdom, Canada or Japan (or the holding company of which such commercial bank is a subsidiary) having a combined capital, surplus and undivided profits (less any undivided losses) of not less than $1,000,000,000; (d) commercial paper (i) rated A-1 or better or P-1 by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively, or (ii) rated A-2 or P-2 or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively, issued by any Lender (or any other Person that owns, directly or indirectly, not less than 80% of the voting securities of such Lender) having capital surplus and undivided profits (less any undivided losses) of at least $1,000,000,000, in each case maturing not more than 180 days from


                         CREDIT AGREEMENT
the date of acquisition thereof and so long as the same (x) provides for the payment of principal and interest and (y) are not subject to any contingency regarding the payment of principal or interest; and (e) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) of this definition, entered into with any institution meeting the qualifications specified in subclauses (i) through (iii) of clause (c) of this definition.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of (a) any principal of any Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3 1/2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the current Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 3 1/2% PLUS the interest rate for such Loan as provided in Section 3.02(b) hereof) and (b) interest on any Loan or any other amount payable to the Agent or the Lenders hereunder, in each case, that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3 1/2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans.

          "PRESENT VALUE OF GAS PLANT ASSETS" shall mean, as of any date, estimated net cash flow expressed in Dollars (after Capital Expenditures, cost of gas purchased and applicable taxes) in respect of Gas Plant Assets calculated in accordance with product pricing models and utilization rates for gas processing and gathering assets in effect at the time such estimate is made and discounted to present value at a discount rate for the Gas Plant Assets, in each case, acceptable to the Majority Lenders.

          "PRESENT VALUE OF RESERVES" shall mean, as of any date, estimated net cash flow expressed in Dollars (after development


                         CREDIT AGREEMENT
expenses and production taxes) in respect of Proved Reserves attributable to Hydrocarbon Properties calculated in accordance with risk factors and product pricing models for hydrocarbon properties in effect at the time such estimate is made and discounted to present value at a discount rate for Proved Reserves acceptable, in each case, to the Majority Lenders.

          "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "PRINCIPAL OFFICE" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New
York, New York 10081.

          "PRINCIPAL PAYMENT DATES" shall mean the Quarterly
Dates falling on or nearest to  March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 1997 through and including December 31, 2003.

          "PRODUCTION PAYMENTS" shall mean Dollar-Denominated
Production Payments and Volumetric Production Payments.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PROVED RESERVES" shall mean reserves (to the extent of the net interest of the Company and its Subsidiaries therein) comprised of quantities of hydrocarbons which geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

          "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be June 30, 1995.

          "REDETERMINATION" shall mean a redetermination of the Borrowing Base provided for by Section 1.04 hereof.

          "REDETERMINATION DATE" shall have the meaning assigned to such term in Section 1.04(b)(ii) hereof.

          "REDETERMINATION REVIEW" shall have the meaning assigned to such term in Section 1.04(c) hereof.

          "REFERENCE LENDERS" shall mean Chase and such other Lenders as may be agreed by Chase and the Company from time to time (but in no event shall there be more than three Reference Lenders at any time) or their respective Applicable Lending Offices, as the case may be.


                         CREDIT AGREEMENT

          "REGULATION A", "REGULATION D", "REGULATION U" AND "REGULATION X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in U.S. Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any U.S. Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal or discharge of Environmental Materials into the environment; as used herein, the term "Released" shall have a correlative meaning.

          "RELEVANT DATE" shall have the meaning assigned to such term in the definition of GAAP in this Section 1.01.

          "REORGANIZATION TRANSACTIONS" shall mean, collectively, the transactions described in Schedule VI hereof, all of which are to occur on or before the Closing Date.

          "REPORT DELIVERY DATE" shall mean each of March 1 and September 1 in each year; provided that if any such day is not a Business Day, the Report Delivery Date shall be the immediately succeeding Business Day.

          "RESTRICTED PAYMENTS" shall mean (a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company, and (b) payments of interest on Affiliate Subordinated Indebtedness.

          "SENIOR OFFICER" shall mean, when used with respect to the Company, Maxus or YPF, the president, the principal executive officer, the principal operating officer or the principal financial officer of the Company, Maxus or YPF, as the case may be.


                         CREDIT AGREEMENT

          "STATEMENT OF GAS PLANT OPERATING INCOME" shall mean a statement of operating income for the Gas Plant Assets in the form attached as Exhibit H hereto that (a) is prepared in accordance with GAAP, to the extent applicable, (b) is prepared for the twelve month period ending on the December 31 (with respect to the Report Delivery Date of March 1 in each year) or the six month period ending on the June 30 (with respect to the Report Delivery Date of September 1 of each year), as the case may be, immediately prior to the date of such statement, and (c) contains such other information reasonably requested by the Majority Lenders (with sufficient advance notice to permit timely compliance by the Company).

          "SUBORDINATED DEBT ISSUANCE" shall mean the incurrence by the Company of any Subordinated Indebtedness referred to in
Section 8.07(c) hereof.

          "SUBORDINATED INDEBTEDNESS" shall mean Affiliate Subordinated Indebtedness and other unsecured Indebtedness of the Company for borrowed money (a) for which the Company is directly and primarily liable, (b) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (c) that is (except in the case of Affiliate Subordinated Indebtedness subject to an Affiliate Subordination Agreement) subordinated to the obligations of the Company to pay principal of, and interest on, the Loans and the Notes and all other amounts payable by the Company hereunder on terms of subordination in form and substance satisfactory to the Majority Lenders, and (d) (except in the case of Affiliate Subordinated Indebtedness subject to an Affiliate Subordination Agreement) the other terms of which (including, without limitation, terms relating to the amortization of such Subordinated Indebtedness, interest thereon, mandatory prepayments and redemptions thereof and covenants and events of default with respect thereto) are in form and substance satisfactory to the Majority Lenders.

          "SUBSEQUENT REDETERMINATION" shall have the meaning assigned to such term in Section 2.08(a) hereof.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.


                         CREDIT AGREEMENT

          "SUBSTANTIAL ASSET SALE" shall mean, at any time, any Disposition or Dispositions, other than Dispositions described in clause (i) of the third paragraph of Section 8.05 hereof, the aggregate Net Available Proceeds of which have exceeded $100,000,000 since the immediately preceding Determination Date.

          "TANGIBLE NET WORTH" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  the amount of capital stock of the Company; PLUS

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); MINUS

          (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves for losses, contingencies, or other liabilities (but only to the extent such reserves were not deducted in arriving at the amounts in clause (a) or (b) above) and any write-up in the book value of assets resulting from a revaluation thereof subsequent to June 8, 1995 (excluding any adjustment in the book value of the assets of the Company resulting from the Merger and the transactions contemplated thereby after such date).

          "TAXES" shall mean all taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings or other charges which are imposed, levied, collected, withheld or assessed by any political subdivision or taxing authority as of the date of this Agreement or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, including without limitation production and severance taxes and windfall profit taxes, and "Tax" and "Taxation" shall be construed accordingly.

          "TYPE" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "UNRESTRICTED CASH AND CASH EQUIVALENTS" shall mean cash and cash equivalents of the Company and its Subsidiaries that are (a) subject to no restrictions on the use thereof by the Company or any of its Subsidiaries pursuant to any agreement or understanding with any Person and (b) not set aside for, nor


                         CREDIT AGREEMENT
dedicated to, any particular uses other than the payment of principal of, and interest on, the Loans and the Notes, and the other amounts payable by the Company to the Agent and the Lenders hereunder.

          "VOLUMETRIC PRODUCTION PAYMENTS" shall mean production payment obligations of the Company or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "YPF" shall mean YPF Sociedad Anonima, an Argentine sociedad anonima.

          "YPF GUARANTEE AGREEMENT" shall mean a Guarantee
Agreement substantially in the form of Exhibit B-1 hereto between YPF and the Agent, as the same may be modified and supplemented and in effect from time to time.

          1.02  ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

          (b) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions then or thereafter in existence, and a violation of or default under one or more provisions of this Agreement shall have occurred or in the opinion of the Company would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place:

          (i) the parties agree that such violation or default shall not constitute a Default for a period of 60 days from the date the Company notifies the Agent of the application of this Section 1.02(b) identifying such change and the provisions of this Agreement affected thereby;

         (ii) the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall


                         CREDIT AGREEMENT
     approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

        (iii) if the parties are unable to agree on such an amendment within such 60-day period, the Company shall have the option of (A) prepaying the Loans (pursuant to Section
     2.07 and the other applicable provisions hereof) within 120 days from the date the Company notifies the Agent of the application of this Section 1.02(b) or (B) making all future calculations by application of generally accepted accounting principles applied on a basis consistent with those in effect immediately prior to such change in generally accepted accounting principles. If the Company does not exercise either such option within said period by written notice to the Agent, then as used in this Agreement, "GAAP" shall mean generally accepted principles in effect at the Relevant Date.

          (c) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions or conditions then or thereafter in existence, and the Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Section 1 hereof or any of the financial covenants of the Company in Section 8 hereof (the "FINANCIAL PROVISIONS"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:

          (i) the Agent shall notify the Company of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Company in its financial statements for the purpose of applying the Financial Provisions; and

         (ii) the parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (b) of this Section 1.02. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Company does not exercise the option set forth in the first sentence of said paragraph
     (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Agent shall not be made in applying the Financial Provisions.

          (d) The Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.


                         CREDIT AGREEMENT

          1.03  TYPES OF LOANS.  Loans hereunder are
distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          1.04  BORROWING BASE.

          (a) BORROWING BASE REPORTS. The Company has heretofore furnished to the Agent and the Lenders the Initial Hydrocarbon Reserve Evaluation Report and the Initial Statement of Gas Plant Operating Income. On or before each Report Delivery Date, the Company shall furnish to the Agent (with sufficient copies for each Lender) (i) an updated Hydrocarbon Reserve Evaluation Report as provided in Sections 8.01(f) and (g) hereof and (ii) a Statement of Gas Plant Operating Income as provided in
Section 8.01(h) hereof.

          (b)  BORROWING BASE.

          (i) During the period commencing on the date hereof and ending on the date the first redetermination of the Borrowing Base becomes effective as provided in clause (ii) of this Section 1.04(b), the Borrowing Base shall be $250,000,000 which amount has been determined on the basis of the Initial Hydrocarbon Reserve Evaluation Report and the Initial Statement of Gas Plant Operating Income (with such adjustments to the rates, factors, values, estimates, assumptions and computations set forth in such Initial Hydrocarbon Reserve Evaluation Report and the Gas Plant Asset Assumptions as have been approved by the Majority Lenders).

         (ii) As promptly as practicable following the receipt of the Borrowing Base Reports on each Report Delivery Date, the Agent (in consultation with the Lenders) shall (A) redetermine the Borrowing Base on the basis of such Borrowing Base Reports (or, in the case of a Redetermination Review, the Borrowing Base Reports then in effect) in the manner provided in clause (iii) of this Section 1.04(b), (B) notify the Lenders of such redetermination and (C) if such redetermination is approved by the Majority Lenders, notify the Company and the Lenders of the Borrowing Base as so redetermined and such redetermined Borrowing Base shall become effective on the Determination Date immediately following the Report Delivery Date for such Borrowing Base Reports (or such later date as notified by the Agent to the Company and the Lenders) and shall remain effective until again redetermined; PROVIDED that with respect to any redetermination of the Borrowing Base as a result of a Redetermination Review, the Borrowing Base as so redetermined shall become effective on the date the Agent shall notify the Company and the Lenders thereof. Each date on which a redetermination of the Borrowing Base becomes


                         CREDIT AGREEMENT
     effective as provided in the preceding sentence is herein called a "REDETERMINATION DATE".

        (iii) Each redetermination by the Agent of the Borrowing Base (and the Majority Lenders' approval thereof) shall be made on the basis of (A) with respect to the Hydrocarbon Properties, parameters which may include the Present Value of Reserves attributable to Hydrocarbon Properties as set forth in the related Hydrocarbon Reserve Evaluation Report, as adjusted by the Agent with the approval of the Majority Lenders, in its and their reasonable discretion, using the rates, factors, values, estimates, assumptions and computations set forth in such Hydrocarbon Reserve Evaluation Report and any other relevant information or factors including, without limitation, any additional Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries, any Hydrocarbon Properties acquired or sold by the Company and its Subsidiaries after the Determination Period for such Hydrocarbon Reserve Evaluation Report (which, in the case of Hydrocarbon Properties acquired by the Company or any Subsidiary, are not subject to any Lien other than Liens permitted by
     Section 8.06 hereof and which shall take into consideration any Liens existing on such Hydrocarbon Properties at the time of such acquisition by the Company or any Subsidiary) and any Proved Reserves not reflected in such Hydrocarbon Reserve Evaluation Report but are attributable to Hydrocarbon Properties covered by such Reserve Evaluation Report (such adjustments being herein called "HYDROCARBON BORROWING BASE ASSUMPTIONS"), and (B) with respect to the Gas Plant Assets, the Gas Plant Asset Assumptions and, in the case of any Redetermination as a result of a Redetermination Review, the changes in the Hydrocarbon Borrowing Base Assumptions and the Gas Plant Asset Assumptions specified in the related notice pursuant to
     Section 1.04(c) hereof. Notwithstanding the foregoing (but without duplication), (i) the Net Available Proceeds of any Disposition that the Company has indicated will be reinvested in Property of comparable value, in accordance with and in the amounts provided in Section 2.08(d) hereof (provided that such Disposition occurred not more than 90 days prior to the applicable Redetermination Date), shall be included in the calculation of the Borrowing Base, (ii) the amount of any Casualty Proceeds (x) the Company reasonably anticipates will be received within 180 days after the relevant Redetermination Date (whether or not the Company intends to repair or replace the Property affected by such Casualty Event) or (y) received by the Company and being used by the Company in connection with the repair or replacement of the Property affected by such Casualty Event shall, in each case, be included in the calculation of the Borrowing Base and (iii) the net proceeds of any Casualty Event ASD incurred by the Company to finance the repair or


                         CREDIT AGREEMENT
     replacement of the Gas Plant Assets affected by such Casualty Event shall be included in the calculation of the Borrowing Base.

         (iv) As used herein, "BORROWING BASE" shall mean the amount specified in clause (i) of this Section 1.04(b) hereof as redetermined from time to time as provided in clauses (ii) and (iii) of this Section 1.04(b), each such redetermination to become effective as provided in said clause (ii).

          (c) REDETERMINATION REVIEW. At any time prior to 60 days following the receipt by the Lenders of any partial prepayment of the Loans from the proceeds of a Substantial Asset Sale as provided in Section 2.08(d) hereof, the Majority Lenders shall have the right to request that the Agent redetermine the Borrowing Base then in effect (a "REDETERMINATION REVIEW"). As promptly as reasonably practicable after receipt of a request for a Redetermination Review, the Agent shall endeavor to redetermine the Borrowing Base as then in effect as provided in clauses (ii) and (iii) of Section 1.04(b) hereof on the basis of the Borrowing Base Reports used to determine such Borrowing Base and any changes in the Hydrocarbon Borrowing Base Assumptions or Gas Plant Asset Assumptions used to determine such Borrowing Base as are specified in such request and approved by the Majority Lenders or as the Agent, with the approval of the Majority Lenders, may deem appropriate; PROVIDED that, in no event shall any Redetermination Review or any such Redetermination limit any obligation of the Company then in effect to prepay the Loans in accordance with Section 2.08(a) hereof as a result of a prior Redetermination of the Borrowing Base.

          (d) DETERMINATIONS, ETC. All determinations and redeterminations and adjustments of the Borrowing Base or any Hydrocarbon Borrowing Base Assumption or any Gas Plant Asset Assumption by the Agent or the Majority Lenders provided for in this Section 1.04 or in the definition of "Present Value of Reserves" or "Present Value of Gas Plant Assets" in Section 1.01 hereof, including any approvals or disapprovals of a determination or redetermination of the Borrowing Base or any Hydrocarbon Borrowing Base Assumption or any Gas Plant Asset Assumption or any adjustment thereof shall be made on a reasonable basis, in good faith and in a manner reasonably consistent with the basis on which the initial Borrowing Base was determined.

          1.05 COPIES OF DOCUMENTS. Whenever this Agreement provides that the Agent will distribute to the Lenders documents provided by the Company, the Company shall furnish to the Agent a copy of such document for each Lender.

          1.06 SUBSIDIARIES. As of the date hereof the Company has no Subsidiaries. Without limiting the obligation of the


                         CREDIT AGREEMENT

Company to obtain the consent of the Majority Lenders to the formation or acquisition by the Company of any Subsidiary, all references in this Agreement to Subsidiaries of the Company shall be deemed inapplicable until such time as any Subsidiary of the Company shall be so formed or acquired.

          Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          2.01 LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Commitment of such Lender. Thereafter the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof); PROVIDED that no more than eight separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

          2.02 BORROWINGS. The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.03  TERMINATION OF COMMITMENTS.  Any portion of the
Commitments not used on the Closing Date shall be automatically terminated.

          2.04 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's
Applicable Lending Office for Loans of such Type.

          2.05 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes, and to each Lender shall be a


                         CREDIT AGREEMENT
separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and, to the extent permitted by law, it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes, PROVIDED that, in no event may the obligations hereunder and under the Notes be accelerated except in accordance with Section 9 hereof.

          2.06  NOTES.

          (a) The Loan made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of each Interest Period (if applicable) of or for each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans.

          (c) No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Loan and Note pursuant to Section 11.06 hereof or a required assignment of all of such Lender's Loans as contemplated by Section 5.07 hereof (and, (x) if requested by any Lender or in connection with any such required assignment, the Company agrees to so exchange any Note and (y) promptly following delivery to any Lender of replacement Note(s), such Lender (if such Lender is an assigning Lender) agrees to deliver to the Company such Lender's existing Note marked canceled).

          2.07 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, PROVIDED that: (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such


                         CREDIT AGREEMENT

Loans; and (c) (i) the aggregate principal amount of any prepayment of Loans made prior to March 31, 1997, shall be applied to the Loans outstanding as at the date of such prepayment and (ii) 50% of the aggregate principal amount of any prepayment of the Loans made on or after March 31, 1997 shall be applied to the installments of the Loans in the inverse order of their maturities and the balance shall be applied to the installments of the Loans ratably. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.08  MANDATORY PREPAYMENTS.

          (a) BORROWING BASE. (i) In the event that, after giving effect to any Redetermination (other than pursuant to a Redetermination Review), the Borrowing Base as redetermined is less than the aggregate principal amount of the Loans outstanding on the related Redetermination Date (minus any portion of a Borrowing Base Repayment Amount resulting from a prior Redetermination that has not been paid), the Company shall prepay principal of the Loans in an amount equal to the excess (such excess, a "BORROWING BASE REPAYMENT AMOUNT") in five equal consecutive monthly installments commencing on the day 30 days after the date the Agent notifies the Company of the effectiveness of such Redetermination (or, if such day is not a Business Day, on the next succeeding Business Day) with the remaining such installments to be paid on the corresponding day in each of the four succeeding months (or, if any such day is not a Business Day, on the next succeeding Business Day), such prepayment to be effected in the manner specified in Section 2.08(e) hereof; provided that if the Borrowing Base is redetermined (a "SUBSEQUENT REDETERMINATION") pursuant to Section 1.04(b) hereof prior to the date the last such installment of principal required to be prepaid pursuant to this Section 2.08(a) is paid, (A) any of such installments remaining to be paid shall cease to be payable if the Borrowing Base as redetermined in such Subsequent Redetermination is equal to or greater than the aggregate principal amount of the Loans outstanding on the related Redetermination Date (but without affecting the obligation of the Company to make prepayments of principal of the Loans if and to the extent required by this Section 2.08(a) in connection with such Subsequent Redetermination), (B) any such installments remaining to be paid shall continue to be payable if the Borrowing Base as redetermined in such Subsequent Redetermination is less than the aggregate principal amount of the Loans outstanding on the


                         CREDIT AGREEMENT
related Redetermination Date and (C) if the Borrowing Base as redetermined in such Subsequent Redetermination is less than the aggregate principal amount of Loans outstanding on the related Redetermination Date by an amount which is less than the remaining Borrowing Base Repayment Amount, the Company shall pay such portion of the remaining Borrowing Base Repayment Amount as shall cause the Borrowing Base as so Redetermined to equal the aggregate principal amount of the Loans outstanding.

         (ii) In the event that, after giving effect to any Redetermination pursuant to a Redetermination Review, the Borrowing Base as redetermined is less than the aggregate principal amount of the Loans outstanding on the related Redetermination Date (minus any portion of a Borrowing Base Repayment Amount that has not been paid), the Company shall prepay the principal of the Loans in an amount equal to such excess on the date 30 days following such Redetermination Date.

          (b) CASUALTY EVENTS. Upon the date 30 days following the receipt by the Company of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Gas Plant Assets of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Gas Plant Assets affected by such Casualty Event), the Company shall prepay the Loans in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Gas Plant Assets, such prepayment to be effected in each case in the manner specified in paragraph
(e) of this Section 2.08; provided that (i) no such prepayment shall be required if a Senior Officer of the Company has delivered a certificate to the Agent certifying that the Company is using such proceeds in connection with the repair or replacement of the Gas Plant Assets affected by such Casualty Event and (ii) any such prepayment shall be reduced by the amount, if any, of the principal amount of any prepayments previously made by the Company pursuant to Section 2.08(a) required as a result of one or more prior Redeterminations but only to the extent that such prior Redeterminations resulted in the exclusion from the Borrowing Base of the Gas Plant Assets the subject of such Casualty Event. Notwithstanding the foregoing, if the Company has received proceeds of Casualty Event ASD and, at the time of receipt by the Company of such proceeds, a Senior Officer of the Company notified the Agent that all such proceeds will be used for the repair or replacement of Gas Plant Assets affected by a Casualty Event and, if all such proceeds are used for the repair or replacement of such Gas Plant Assets, upon receipt of any Casualty Proceeds in respect of such Casualty Event, the Company may pay such Casualty Event ASD in an amount equal to such Casualty Proceeds as provided in Section 3.02 of the related Affiliate Subordination Agreement and shall not be


                         CREDIT AGREEMENT
required to prepay the Loans with the Casualty Proceeds used to so pay such Casualty Event ASD.

          (c) SUBORDINATED INDEBTEDNESS. Upon any Subordinated Debt Issuance, the Company shall prepay principal of the Loans in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Subordinated Debt Issuance, such prepayment to be effected in the manner specified in paragraph (e) of this
Section 2.08.

          (d) SALE OF ASSETS. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 8.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "CURRENT DISPOSITION"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.08(d), shall exceed $2,000,000 in any fiscal year then, no later than two Business Days following the occurrence of the Current Disposition, the Company shall deliver to the Lenders a statement, certified by a Senior Officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and a description of the Property subject to such Current Disposition and shall indicate whether the Company intends (i) such Net Available Proceeds will be reinvested by the Company or a Subsidiary of the Company in Property of comparable value (which may include Property received in consideration of such Disposition) or (ii) the Loans will be prepaid in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions (in excess of $2,000,000); provided that if the Net Available Proceeds of the Current Disposition and all such prior dispositions subsequent to the Determination Date immediately preceding such Current Disposition exceed $12,500,000 (or $25,000,000 in the case of a like-kind exchange where no cash or cash equivalents constitute any material part of the consideration for such Disposition and where the consideration is received contemporaneously with such Disposition (a "LIKE-KIND EXCHANGE")), the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions (in excess of $12,500,000 or $25,000,000, as the case may be). If the Company has indicated that the Net Available Proceeds are to be reinvested in Property of comparable value, such reinvestment shall be completed not later than 90 days following the date of the Current Disposition.

          Any prepayment to be made pursuant to this Section 2.08(d) shall be applied as follows: (i) if made at any time prior to March 31, 1997, such prepayment shall be applied to the aggregate principal amount of the Loans then outstanding and
(ii) if made on and after March 31, 1997, (x) with respect to the first $50,000,000 of prepayments of principal in any fiscal year,


                         CREDIT AGREEMENT

50% of each such prepayment shall be applied first to the installments of the Loans in the inverse order of their maturities and the balance shall be applied to the remaining installments of the Loans ratably and (y) with respect to prepayments of principal in any fiscal year in excess of the first $50,000,000 in prepayments, each such prepayment shall be applied to the installments of the Loans in the inverse order of their maturities.

          Proceeds of the Dispositions permitted pursuant to the last sentence of Section 8.05 hereof shall be applied in accordance with this Section 2.08(d).

          (e)  APPLICATION.  Prepayments described in paragraphs
(a), (b) and (c) of this Section 2.08 shall be applied as follows: (i) if made at any time prior to March 31, 1997, such prepayment shall be applied to the aggregate principal amount of the Loans then outstanding and (ii) if made on or after March 31, 1997, such prepayment shall be applied to the installments of the Loans then outstanding in the inverse order of their maturities, provided that prepayments described in said paragraphs (a) and
(c) made on or after such date shall be applied to such installments ratably.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF LOANS. The Company hereby promises to pay to the Agent for account of each Lender the principal of such Lender's Loan in 28 installments payable on the Principal Payment Dates set forth below as follows (each such installment to be in an amount equal to the product of (x) the aggregate principal amount of the Loans outstanding at the close of business on March 30, 1997 TIMES (y) the percentage set forth below opposite the related Principal Payment Date):

     Principal Payment Date                  Percentage
     ----------------------                  ----------

       March 31, 1997                           4%
       June 30, 1997                            4%
       September 30, 1997                       4%
       December 31, 1997                        4%
       March 31, 1998                           4%
       June 30, 1998                            4%
       September 30, 1998                       4%
       December 31, 1998                        4%
       March 31, 1999                           4%
       June 30, 1999                            4%
       September 30, 1999                       4%
       December 31, 1999                        4%
       March 31, 2000                           4%
       June 30, 2000                            4%
       September 30, 2000                       4%
       December 31, 2000                        4%


                         CREDIT AGREEMENT

       March 31, 2001                           3%
       June 30, 2001                            3%
       September 30, 2001                       3%
       December 31, 2001                        3%
       March 31, 2002                           3%
       June 30, 2002                            3%
       September 30, 2002                       3%
       December 31, 2002                        3%
       March 31, 2003                           3%
       June 30, 2003                            3%
       September 30, 2003                       3%
       December 31, 2003                        3%

          3.02 INTEREST. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  during such periods as such Loan is a Base Rate
     Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin and

          (b)  during such periods as such Loan is a Eurodollar
     Loan, for each Interest Period therefor, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable
     Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of the Agent or any Lender interest at the applicable Post-Default Rate on the following:

          (i) on any principal of any Loan held by such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full; and

         (ii) on any interest on any Loan or any other amount payable to the Agent or such Lender hereunder that shall not be paid in full when due for the period from the due date thereof to but excluding the date the same is paid in full.

          Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates,
(ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided


                         CREDIT AGREEMENT
for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS;
ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (except that, unless such payment is specified by the Company to be a payment or prepayment of principal required to be made under
Section 3.01 or 2.08 hereof or a payment of interest required to be made under Section 3.02 hereof, if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding
Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of


                         CREDIT AGREEMENT
their respective Commitments; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 MINIMUM AMOUNTS. Except for prepayments required pursuant to Section 2.08 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to (x) in the case of Base Rate Loans, $10,000,000 or a larger multiple of $1,000,000 and (y) in the case of Eurodollar Loans $10,000,000 or a larger multiple of $5,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), PROVIDED that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $5,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 CERTAIN NOTICES. Notices by the Company to the Agent of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                         CREDIT AGREEMENT

                                             Number of
                                              Business
          Notice                             Days Prior
          ------                             ----------

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                          same day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent or (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled


                         CREDIT AGREEMENT
to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          4.07  SHARING OF PAYMENTS, ETC.

          (a) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Company to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (b) Nothing contained in Section 4.07(a) hereof shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by


                         CREDIT AGREEMENT
such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable, together with costs referred to in Section 5.01(b) hereof, being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) shall (without duplication of amounts paid pursuant to Section 5.06 or 11.03(c) hereof) subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its
     Note in respect of any of such Loans (excluding, in each case, any such changes in the rate of tax on the overall net income of, or the rate at which franchise taxes are imposed on, such Lender or such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Lender for any period as to which the Company is required to pay any amount under paragraph (d) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof); or

        (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities).

If any Lender requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of its Loan that it would not have incurred


                         CREDIT AGREEMENT
but for a Regulatory Change (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such Regulatory Change).

          (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)), after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)), after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section 5.01 for Additional Costs incurred from and after the date 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)), prior to the date that such Lender does give such notice and (ii) each Lender will make all reasonable efforts to avoid the need for or minimize the amount of such compensation, including, without limitation, designating a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01 (which certificate, in the case of a request for compensation under said paragraph (b), shall state that such Lender is generally requesting such compensation from other similarly situated borrowers under similar credit facilities). Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this
Section 5.01, shall be prima facie evidence of such Lender's right to receive such compensation.

          (d) Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest
Period so long as such Lender is maintaining reserves against


                         CREDIT AGREEMENT

"Eurocurrency liabilities" under Regulation D (or so long as such Lender is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurodollar Loans) an additional amount (determined by such Lender and notified to the Company through the Agent) equal to the product of the following for each Eurodollar Loan held by such Lender for each day during such Interest Period:

          (i) the principal amount of such Eurodollar Loan outstanding on such day; and

         (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one MINUS the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day MINUS (y) such numerator; and

        (iii)  1/360.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b)  the Majority Lenders determine, which
     determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the


                         CREDIT AGREEMENT
outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the reasonable opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate
     Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect


                         CREDIT AGREEMENT
thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective
Commitments.

          5.05 BROKEN FUNDING. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof but excluding any Conversion pursuant to Section 5.04 hereof resulting from an event referred to in Section 5.03 hereof) on a date other than the last day of an Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (minus the relevant Applicable Margin) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have offered in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender). Each Lender claiming compensation under this Section 5.05 will furnish to the Company through the Agent a certificate setting forth the basis of the calculation and the amount of such compensation, which certificate shall be prima facie evidence of such Lender's right to receive the compensation claimed.


                         CREDIT AGREEMENT

          5.06  U.S. TAXES.

          (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income,
(B) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time


                         CREDIT AGREEMENT
be adopted by the relevant taxing authorities of the United
States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) Each Lender (including any lender that becomes a Lender pursuant to Section 5.07 or 11.06 hereof) represents and warrants to the Company and the Agent that on the date hereof (or, in the case of any such lender that becomes a Lender pursuant to said Section 5.07 or 11.06, on the date it becomes a Lender) such Lender is either organized under the laws of the United States or a State thereof or is entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans) and has delivered two copies of such form duly completed to each of the Agent and the Company.

          5.07 REPLACEMENT OF CERTAIN LENDERS. If (a) any Lender becomes the subject of an insolvency proceeding or any U.S. Government Authority assumes control of such Lender or any holding company of which such Lender is a Subsidiary, requests compensation under Section 5.01 hereof or gives notice under
Section 5.03 hereof suspending its obligation to make or maintain Eurodollar Loans hereunder and (b) no Default shall have occurred and be continuing, then the Company, upon not less than three Business Days' prior notice to such Lender (with a copy to the Agent), may require that such Lender assign (in which case such Lender shall assign as provided in Section 12.06 hereof) its Loan(s) to one or more other Lenders, or another lender (reasonably acceptable to the Agent), specified by the Company in such notice that are willing to accept such assignment for an amount equal to the sum of the outstanding aggregate principal amount of such Lender's Loan(s) and unpaid interest thereon accrued to the date of the consummation of such assignment (such assignment to be pursuant to documentation reasonably acceptable to the assigning Lender), provided that upon the consummation of such assignment the Company shall pay to such Lender (if not paid to such Lender by the assignee) (x) such amounts (if any) as are then owing to such Lender under this Section 5 (including, without limitation, amounts under Section 5.05 hereof, if any, that the Company would be required to pay to such Lender if the Loan(s) assigned by such Lender were being prepaid by the Company on the date of such assignment) and (y) all other amounts then


                         CREDIT AGREEMENT
owing by the Company hereunder to or for the account of such Lender.

          Section 6.  CONDITIONS PRECEDENT.

          6.01 CONDITIONS PRECEDENT. The obligation of each Lender to make its Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before the Commitment Termination Date and (ii) the Agent shall have received the following documents (with, in the case of clauses
(a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders) in form and substance:

          (a) CORPORATE DOCUMENTS. The following documents, each certified as indicated below:

               (i)  a copy of the charter of the Company,
          certified as of a date reasonably close to the Closing Date by the Secretary of State of Delaware, and a certificate from such Secretary of State dated as of a date reasonably close to the Closing Date as to the good standing of and charter documents filed by, the Company;

              (ii)  a certificate of the Secretary or an
          Assistant Secretary of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of such of the Basic Documents to which it is or is intended to be a party (including the borrowings hereunder), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter documents of the Company have not been amended since the date one day prior to the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing such of the Basic Documents to which the Company is or is intended to be a party and each other document to be delivered by the Company from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Company);


                         CREDIT AGREEMENT

             (iii) a certification of another officer of the Company, dated the Closing Date, as to the incumbency and specimen signature of the Secretary or Assistant
          Secretary, as the case may be, of the Company;

              (iv) copies certified as of the Closing Date, of the ESTATUTOS and other constitutive documents of YPF and of all corporate authority for YPF (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of the YPF Guarantee Agreement (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from YPF);

               (v) the Articles of Merger relating to the merger of YPF Acquisition Corp. into Maxus as filed with the Secretary of State of Delaware certified as of the Closing Date by the Secretary or an Assistant Secretary of Maxus;

              (vi)  a certificate of the Secretary or an
          Assistant Secretary of Maxus dated the Closing Date certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation and by-laws of Maxus, as amended and in effect on the Closing Date (prior to giving effect to the Merger),
          (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Maxus authorizing the execution, delivery and performance of the Maxus Guarantee Agreement and (C) as to the incumbency and specimen signature of each officer of Maxus that executed the Maxus Guarantee Agreement (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from Maxus to the contrary);

             (vii) a certification of another officer of Maxus, dated the Closing Date, as to the incumbency and specimen signature of the Secretary or an Assistant
          Secretary, as the case may be, of Maxus;

            (viii) certificates of the Secretary of State of Delaware dated as of a date reasonably close to the Closing Date as to the good standing of and charter documents filed by Maxus and the Company; and

              (ix) certificates of the Secretary of State or other appropriate official of the States of Texas and Oklahoma, each dated as of a date reasonably close to the Closing Date, as to the good standing of, and


                         CREDIT AGREEMENT
          authority to transact business of, the Company in such States.

          (b) OFFICER'S CERTIFICATES. A certificate of a Senior Officer of each of (i) the Company, dated the Closing Date, to the effect set forth in clauses (1)(a) and (1)(b) of
     Section 6.02 hereof (except that such officer of the Company shall represent and warrant with respect to only the Company and its Subsidiaries), (ii) YPF, dated the Closing Date, to the effect set forth in said clauses (1)(a) and (1)(b) (except that such officer of YPF shall represent and warrant with respect to only YPF and its Subsidiaries (as defined in Schedule V hereto), and (iii) Maxus, dated the Closing Date, to the effect set forth in said clauses (1)(a) and (1)(b) (except that such officer of Maxus shall represent and warrant with respect to only Maxus and its Material Subsidiaries (as defined in the Maxus Guarantee Agreement)).

          (c) OPINIONS OF COUNSEL TO THE OBLIGORS. Opinions, dated the Closing Date, of (i) Andrews & Kurth L.L.P., special New York counsel to the Obligors, substantially in the form of Exhibit C-1 hereto and covering such other matters as the Agent or any Lender may reasonably request,
     (ii) Marval, O'Farrell & Mairal, special Argentine counsel to the Obligors, substantially in the form of Exhibit C-2 hereto and covering such other matters as the Agent or any Lender may reasonably request and (iii) David A. Wadsworth, Esq., Vice President-Legal of Maxus, substantially in the form of Exhibit C-3 hereto and covering such other matters as the Agent or any Lender may reasonably request (and the Company hereby instructs each such counsel to deliver such opinions to the Lenders and the Agent).

          (d) OPINIONS OF SPECIAL NEW YORK COUNSEL AND SPECIAL ARGENTINE COUNSEL TO CHASE. Opinions, dated the Closing Date, of (i) Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D-1 hereto and (ii) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz(h), special Argentine counsel to Chase, substantially in the form of Exhibit D-2 hereto (and Chase hereby instructs each such counsel to deliver such opinion to the Lenders).

          (e) NOTES. The Notes, duly completed and executed for each Lender.

          (f) YPF GUARANTEE AGREEMENT AND MAXUS GUARANTEE AGREEMENT. The YPF Guarantee Agreement, duly executed and delivered by YPF and the Agent and the Maxus Guarantee Agreement duly executed and delivered by Maxus and the Agent.


                         CREDIT AGREEMENT

          (g) ENVIRONMENTAL CERTIFICATE. A certificate of a Senior Officer of Maxus as to the corporate structure of the Company and its Subsidiaries in relation to Chemical Land Holdings, Inc. and other environmental matters related to Midgard.

          (h) MERGER AND ACQUISITION CREDIT AGREEMENT. A certificate of a Senior Officer of YPF that the Merger has been consummated in accordance with the terms of the Merger
     Agreement.

          (i) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that all but $175,000,000 of the principal of the loans outstanding under the Acquisition Credit Agreement has been (or shall be simultaneously) paid in full.

          (j) SOLVENCY OF MAXUS. A certificate of Maxus and a written opinion of Houlihan Lokey Howard & Zukin, Inc., each dated the Closing Date, confirming that as of such date no fact has come to its attention that would lead it to believe that the analysis and conclusions stated in the certificate or opinion (as the case may be) furnished pursuant to
     Section 7.01(n) of the Acquisition Credit Agreement are not true and correct in all material respects.

          (k) NO CONFLICTING AGREEMENTS. The Agent shall have received a certificate of a Senior Officer of Maxus certifying that, after giving effect to the borrowing hereunder, the consummation of the Merger and the other transactions contemplated hereby to occur on the Closing Date, Maxus is in compliance with the provisions of each of the Maxus Public Debt Documents (as defined in the Maxus Guarantee Agreement) and the provisions relating to the Maxus Preferred Shares (i) the $4.00 Cumulative Convertible Preferred Stock par value $1.00 per share, (ii) the $9.75 Cumulative Convertible Preferred Stock par value $1.00 per share and (iii) the $2.50 Cumulative Preferred Stock par value $1.00 per share, in each case of Maxus.

          (l)  REORGANIZATION TRANSACTIONS.  A certificate of a
     Senior Officer of Maxus certifying that the Reorganization
     Transactions have been consummated.

          (m)  BORROWING BASE REPORTS.  The Initial Hydrocarbon
     Reserve Evaluation Report and the Initial Statement of Gas
     Plant Operating Income.

          (n)  PROCESS AGENT ACCEPTANCE.  A Process Agent
     Acceptance, duly executed and delivered by CT Corporation in respect of YPF, substantially in the form of Exhibit G hereto.


                         CREDIT AGREEMENT

          (o) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its Loan hereunder is also subject to the payment by the Obligors of such fees as the Obligors shall have agreed to pay or deliver to any Lender or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Obligors and, in the case of the Milbank, Tweed, Hadley & McCloy, subject to the proviso in Section 11.03(a)(i) hereof).

          6.02 OTHER CONDITIONS PRECEDENT. The obligation of each Lender to make its Loan hereunder is subject to the further conditions precedent that:

          (1) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

               (a)  no Default shall have occurred and be
          continuing; and

               (b) the representations and warranties made by the Company in Section 7 hereof and by each Obligor in each of the Basic Documents to which such Obligor is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (2) no changes in circumstances shall have occurred since December 31, 1994 that have had or could reasonably be expected to have a Closing Date Material Adverse Effect or a Company Material Adverse Effect and no information relating to the Company or any of its Subsidiaries or the transactions contemplated hereby furnished in writing by or on behalf of the Obligors to Chase or any of the other Lenders (other than any thereof which, at the time furnished, such Obligor indicated in writing was inaccurate) that has proven to have been inaccurate, incomplete or misleading at the time furnished shall be materially adverse with respect to the matters referred to in the definition of Closing Date Material Adverse Effect (taken as a whole) or Company Material Adverse Effect.


                         CREDIT AGREEMENT

          Section 7.  REPRESENTATIONS AND WARRANTIES.  The
Company represents and warrants to the Agent and the Lenders that:

          7.01  CORPORATE EXISTENCE.  Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Company Material Adverse Effect.

          7.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders a pro forma consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1995 and the related pro forma consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal quarter ended on said date but, in the case of said balance sheet, after giving effect to the Reorganization Transactions, the making of the Loans hereunder and the payments referred to in Section 8.15 hereof and the other transactions contemplated hereby to occur on or prior to the Closing Date. All such financial statements are complete and correct and fairly present in all material respects the pro forma consolidated financial condition of the Company and its Subsidiaries, as at said date and the pro forma consolidated results of their operations for the fiscal quarter ended on said date, all in accordance with generally accepted accounting principles and practices (to the extent applicable). None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since March 31, 1995, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements.

          7.03 LITIGATION. Except as disclosed in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that could reasonably be expected to be adversely determined and, if adversely determined, could (either individually or in the


                         CREDIT AGREEMENT
aggregate) reasonably be expected to have a Company Material
Adverse Effect.

          7.04 NO BREACH. (a) None of the execution and delivery of this Agreement and the Notes and the other Basic Documents to which the Company is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (which has not been obtained or the requirement for which has not been waived) under, the charter or by-laws of the Company, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          (b) None of the execution and delivery of this Agreement and the Notes and the other Basic Documents to which the Company is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will violate any Legal Requirements other than any Legal Requirements the violation of which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

          7.05 ACTION. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by the Company of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Basic Documents to which it is


                         CREDIT AGREEMENT
a party or for the legality, validity or enforceability thereof, except for any thereof the failure of which to be obtained or effected could not, individually or in the aggregate, reasonably be expect to have a Company Material Adverse Effect.

          7.07 USE OF CREDIT. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as such term is defined in Regulation U), and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock.

          7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other U.S. Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 8.01(e) hereof.

          7.09 TAXES. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for U.S. Federal income tax purposes, of which Maxus is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all U.S. Federal income tax returns and all other material tax returns that are required to be filed by them (or have obtained extensions with respect thereto) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. Except as set forth in Schedule VII hereto, neither the Company nor any other Person acting on its behalf has given or been requested to give a waiver of the statute of limitations relating to the payment of any U.S. Federal, state, local and foreign taxes or other impositions.

          7.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                         CREDIT AGREEMENT

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                              - 53 -


          7.12  MATERIAL AGREEMENTS AND LIENS.

          (a) Part A of Schedule I hereto is a complete and correct list of each Production Payment, each credit agreement, loan agreement, indenture, purchase agreement, Guarantee, letter of credit or other arrangement (other than under the Basic Documents and under any Credit Agreement among Maxus Northwest Java, Inc., Maxus Southeast Sumatra Inc., Maxus Indonesia, Inc., the lenders party thereto and Chase, as agent for such lenders and the documents entered into in connection therewith as contemplated by Schedule VI to the Acquisition Credit Agreement) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Subsidiaries, outstanding on the date hereof the aggregate principal or face amount or obligations of which equals or exceeds or may equal or exceed $1,000,000 (except for any thereof which the Company reasonably believes could not equal or exceed $1,000,000), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement or Production Payment (as the case may be) is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds or may equal or exceed
$1,000,000 (except for any thereof securing obligations referred to in the first parenthetical phrase in Section 7.12(a) hereof or which the Company reasonably believes could not equal or exceed $1,000,000) and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          7.13 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to (either individually or in the aggregate) have a Company Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, all except to the extent failure to comply therewith would not


                         CREDIT AGREEMENT
reasonably be expected to (either individually or in the aggregate) have a Company Material Adverse Effect.

          In addition, except (x) for matters that could not reasonably be expected, as of the date hereof, to have a Company
Material Adverse Effect and (y) as set forth in Schedule II hereto:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is, to the knowledge of a Senior Officer of the Company, pending or threatened by any Government Authority or other Person with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Environmental Material generated by the Company or any of its Subsidiaries.

          (b) None of the Company and its Subsidiaries own, operate or lease, and have not owned, operated or leased in the past, a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute.

          (c) No polychlorinated biphenyls (PCB's) are present or have been Released at any site or facility now or, to the knowledge of a Senior Officer of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries.

          (d) No asbestos or asbestos-containing materials is or has been Released at any site or facility now or, to the knowledge of a Senior Officer of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries.

          (e) There are no unregistered or unpermitted underground storage tanks or surface impoundments for Environmental Materials, active or abandoned, at any site or facility now or, to the knowledge of a Senior Officer of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries.

          (f) No Environmental Material has been Released at, on or under any site or facility now or, to the knowledge of a Senior Officer of the Company, previously owned, operated or


                         CREDIT AGREEMENT
     leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order.

          (g) No Environmental Material has been otherwise Released at, on or under any site or facility now or, to the knowledge of a Senior Officer of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries.

          (h) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Environmental Materials to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or, to the knowledge of a Senior Officer of the Company, included by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of U.S. Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company.

          (i) No Environmental Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries, in each case, other than in accordance with all applicable Environmental Laws, at any location.

          (j) No written notification of a Release of an Environmental Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or, to the knowledge of a Senior Officer of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites.

          (k) No Liens have been effected under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of any Environmental Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (l) Upon request, the Company will make available to the Agent for review all non-privileged environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the


                         CREDIT AGREEMENT

     Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could reasonably be expected to result in a Company Material Adverse Effect.

          7.14 CAPITALIZATION. The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 60,000,000 shares consisting of (i) 40,000,000 shares of common stock, par value $0.01 per share, of which 12,500,000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share, none of which shares is issued and outstanding. As of the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by Maxus.

          7.15  SUBSIDIARIES, ETC.

          (a) As of the date hereof the Company has no Subsidiaries.

          (b) Set forth in Schedule III hereto is a complete and correct list of all Investments (other than operating deposit accounts with banks and Permitted Investments) held by the Company or any of its Subsidiaries in any Person on the date hereof including, without limitation, all interests of the Company or any of its Subsidiaries in any partnership or joint venture ("PARTNERSHIP INTERESTS") and, for each such Investment or Partnership Interest, (x) the identity of the Person or Persons holding such Investment or Partnership Interest (as the case may be) and (y) the nature of such Investment or Partnership Interest (as the case may be). Except as disclosed in Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens, all such Investments and such Partnership Interests.

          7.16 TITLE TO ASSETS. The Company owns or leases and has on the date hereof good and defensible title (subject only to Liens permitted by Section 8.06 hereof) to the material Properties reflected as owned or leased by it in the most recent financial statements referred to in Section 7.02 hereof including, without limitation, the oil and natural gas assets shown to be owned by it in the Initial Hydrocarbon Reserve Evaluation Report and the Initial Statement of Gas Plant Operating Income (in each case, other than Properties disposed of in the ordinary course of business). The Company owns or leases and has on the date hereof good and defensible title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06 hereof) that are necessary for the operation and conduct of its businesses.


                         CREDIT AGREEMENT

          7.17 TRUE AND COMPLETE DISCLOSURE. The information, reports (including, without limitation, hydrocarbon engineering reports), financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, provided that, in the case of projections and pro forma financial statements, the Company represents and warrants only that the same were prepared in good faith and on the basis of assumptions and estimates that were reasonable as of the date as of which the same are stated to have been prepared. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Basic Documents to which the Company is a party and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect on, or (in the case of projections and pro forma financial statements) will be prepared in good faith and on, the basis of reasonable assumptions and estimates as of, the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Company Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          Section 8.  COVENANTS OF THE COMPANY.  The Company
covenants and agrees with the Lenders and the Agent that, so long as any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 FINANCIAL STATEMENTS ETC. The Company will deliver to Agent (and the Agent shall deliver to each of the Lenders):

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, (i) in the case of balance sheets,


                         CREDIT AGREEMENT
     such comparison shall be to the last day of the prior fiscal year and (ii) no such comparisons shall be required prior to the fiscal quarter ending June 30, 1996), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year (for each fiscal year commencing after December 31, 1995), and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;

          (c) promptly upon their becoming available, copies of all registration statements that have become effective and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (d) promptly upon the mailing thereof to the holders of any publicly-traded debt securities or equity securities of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after a Senior Officer of the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the


                         CREDIT AGREEMENT

     Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

             (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

              (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
          Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to


                         CREDIT AGREEMENT
          timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) not later than March 1 of each calendar year (commencing with the calendar year beginning January 1, 1996), a Hydrocarbon Reserve Evaluation Report prepared by the Independent Petroleum Engineer with respect to the Hydrocarbon Properties owned or leased by the Company as of December 31 of the immediately preceding calendar year;

          (g) not later than September 1 of each calendar year (commencing with September 1, 1996), a Hydrocarbon Reserve Evaluation Report prepared by the Company with respect to the Hydrocarbon Properties owned or leased by the Company as of June 30 of such calendar year;

          (h) (i) not later than March 1 of each calendar year (commencing with March 1, 1996), a Statement of Gas Plant Operating Income for the twelve-month period ending on the next preceding December 31 and (ii) not later than September 1 of each calendar year (commencing with September 1, 1996), a Statement of Gas Plant Operating Income for the six-month period ending on the next preceding June 30;

          (i) within ten days after the Company or any of its Subsidiaries receives notice of any material change in the schedule of payment or delivery of any Production Payment to which the Company or such Subsidiary is a party, notice of such change, together with an explanation of the reason for such change;

          (j) promptly after a Senior Officer of the Company knows or has reason to believe that any Default has occurred (other than a Default that has ceased to exist), a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (k) from time to time such other information regarding the Properties, financial condition, operations or business of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender (through the Agent) or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company
(i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing


                         CREDIT AGREEMENT
the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and
(ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.06(h), (i), (j), (p) and (q), 8.07(c), (d) and (e),
8.08(d), (e) and (f), 8.09 and 8.10 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02 LITIGATION. The Company will promptly give to the Agent (and the Agent shall give to each Lender) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Agent (and the Agent shall give to each Lender) notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that could not reasonably be expected to be adversely determined or, if adversely determined, could not reasonably be expected to (either individually or in the aggregate) have a Company Material Adverse Effect.

          8.03 EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected to (either individually or in the aggregate) have a Company Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP;


                         CREDIT AGREEMENT

          (d) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP;
     and

          (f) permit representatives of any Lender or the Agent, during normal business hours and at the expense of such Lender or Agent (as the case may be), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          8.04 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations (provided that, to the extent customarily maintained by such corporations, the Company and its Subsidiaries may maintain self-insurance).

          8.05 PROHIBITION OF FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property (including, without limitation, operating leases) to be sold or used in the ordinary course of business and Investments permitted under
Section 8.08 hereof.

          The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding (i) (a) Dispositions for fair market value as to which the Net Available Proceeds therefrom do not exceed $2,000,000 in any fiscal year and (b) Dispositions for fair market value as to which the Net Available Proceeds exceed $2,000,000 (but do not exceed $25,000,000) during any period commencing on the day following a Determination Date and ending on the next succeeding Determination Date (except that not more than $12,500,000 of the


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

Net Available Proceeds of Dispositions permitted by this clause
(b) in any such period are derived from Dispositions that do not constitute Like-Kind Exchanges), provided that, no later than two Business Days following the occurrence of any such Disposition, the Company shall deliver to the Lenders a statement, certified by a Senior Officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Disposition and of all such prior Dispositions during such period and shall indicate that the Company intends to reinvest such Net Available Proceeds in Property of comparable value (which may include Property received in consideration of such Disposition) within 90 days of such Disposition and (ii) the expiration of leases covering Hydrocarbon Properties in accordance their respective terms. Notwithstanding the foregoing, the Company may make Dispositions in addition to those described in the immediately preceding sentence so long as the proceeds of any such Dispositions are applied in accordance with the penultimate paragraph of Section 2.08(d) hereof and the Company provides the information required pursuant to Section 8.19(a) hereof.

          Notwithstanding the foregoing provisions of this
Section 8.05, the Company may merge or consolidate with any other Person (including a Wholly Owned Subsidiary of the Company) if the surviving corporation is the Company or a Wholly Owned Subsidiary of Maxus that is primarily engaged in the production and exploration of or for hydrocarbon properties in the United States of America and the Majority Lenders shall have consented to such merger or consolidation and (ii) after giving effect thereto no Default would exist hereunder.

          8.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a) Liens in existence on the date hereof and listed in Part B of Schedule I hereto;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (c)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a


                         CREDIT AGREEMENT
     period not resulting in an Event of Default under Section
     9(h) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company and any of its Subsidiaries;

          (g) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date hereof, PROVIDED that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 75% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise), (iii) the obligations of the Company or any Subsidiary of the Company in respect of Capital Lease Obligations under a capital lease of Property (other than any Hydrocarbon Property) entered into in the ordinary course of business may be secured by a Lien on the Property subject to such capital lease and (iv) no such Lien shall be incurred in connection with any Production Payment;


                         CREDIT AGREEMENT

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                              - 65 -


          (i) Liens under farm-in, farm-out, joint operating, area of mutual interest or similar agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business which such Person determines in good faith to be necessary for or advantageous to the economic development of its Properties; PROVIDED that no such Lien (other than Liens under joint operating agreements, which Liens arise in the ordinary course of business) shall be granted upon Property in which the fair market value of the Proved Reserves exceeds 50% of the fair market value of the Property (as determined in good faith by a Senior Officer of the Company);

          (j) Liens created after the date hereof pursuant to any Interest Rate Protection Agreements or Commodity Hedging Agreements permitted under Section 8.08(e) hereof so long as the Majority Lenders shall have consented thereto or the aggregate "credit exposure" secured thereby (together with Indebtedness secured by Liens permitted by clause (p) below) shall not exceed $10,000,000 in the aggregate at any one time outstanding (and, for purposes hereof, the "CREDIT EXPOSURE" at any time under an Interest Rate Protection Agreement or Commodity Hedging Agreement shall be determined as provided in Section 8.08(e) hereof);

          (k) licenses, leases or subleases granted to others in the ordinary course of business not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

          (l) statutory and contractual landlords' and lessors' liens under leases to which the Company or any of its Subsidiaries is a party;

          (m) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (n) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs' duties in connection with the importation of goods;

          (p) additional Liens created after the date hereof upon real and/or personal property; provided that the outstanding aggregate principal or face amount of Indebtedness secured thereby and by Liens permitted by


                         CREDIT AGREEMENT
     clause (j) above and incurred after the date hereof shall not exceed $10,000,000 any time; and

          (q) any extension, renewal or replacement of the foregoing, PROVIDED that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          8.07 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness hereunder and under the other Basic
     Documents to the Lenders;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

          (c) Subordinated Indebtedness of the Company (other than Affiliate Subordinated Indebtedness) incurred after the date hereof PROVIDED that the Net Available Proceeds thereof shall be applied by the Company to the prepayment of the principal of the Loans as provided in Section 2.08(c) hereof;

          (d) Affiliate Subordinated Indebtedness, PROVIDED that: (i) the maximum rate per annum of interest applicable to any Affiliate Subordinated Indebtedness shall not exceed the Base Rate (as in effect from time to time); (ii) the proceeds thereof will be applied by the Company only as follows (as specified by the Company to the Agent as provided in clause (iii) below): (A) to replace, restore or rebuild Gas Plant Assets in anticipation of the Company's receipt of Casualty Proceeds in respect of a Casualty Event (Affiliate Subordinated Indebtedness incurred for such purposes being herein called "CASUALTY EVENT ASD"); (B) to make Capital Expenditures in respect of Hydrocarbon Properties or Gas Plant Assets (Affiliate Subordinated Indebtedness incurred for such purposes being herein called "CAPEX ASD"); and (C) to make prepayments of principal of Loans pursuant to Section 2.08(a) hereof (Affiliate Subordinated Indebtedness incurred for such purposes being herein called "BORROWING BASE PREPAYMENT ASD"); (iii) the Company specifies to the Agent, at or prior to the time any Affiliate Subordinated Indebtedness is incurred, the principal amount thereof, the holder or holders thereof and whether such Affiliate Subordinated Indebtedness is Casualty Event ASD, Capex ASD or Borrowing Base Prepayment ASD; (iv) the holder of such Affiliate Subordinated Indebtedness shall have executed and delivered to the Agent an Affiliate Subordination Agreement, duly completed and executed (and the Agent shall have received such evidence, if any, of the due authorization, execution and delivery thereof by such


                         CREDIT AGREEMENT

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                              - 67 -


     holder, and of the legality, validity, binding effect and enforceability thereof, as the Agent may reasonably request); and (v) no Affiliate Subordinated Indebtedness may be created or incurred if, after giving effect thereto, the aggregate outstanding principal amount of all Affiliate Subordinated Indebtedness (not including capitalized interest thereon) would exceed an amount equal to 150% of Tangible Net Worth; and

          (e) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease
     Obligations and other Indebtedness secured by Liens permitted under Section 8.06(j) or (p) hereof) up to but not exceeding $10,000,000 at any one time outstanding.

          8.08 INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part B of Schedule III hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) advances by the Company to Maxus or any of its Subsidiaries or Affiliates (other than any Subsidiary of the Company) in the ordinary course of business so long as (i) each such advance shall be payable on demand and shall bear interest (payable on demand) at a rate per annum not less than the Base Rate (as in effect from time to time), (ii) the aggregate amount of all such advances made by the Company in any fiscal year shall not exceed the sum of $30,000,000 plus the aggregate amount of all such advances repaid to the Company during such fiscal year, (iii) at the time of each such advance (and after giving effect thereto),
     (A) the Company shall be in compliance with Section 8.10 hereof, (B) the aggregate amount of Unrestricted Cash and Cash Equivalents shall be greater than or equal to the aggregate amount of the principal payments and interest on the Loans scheduled to be made during the six months following the date of such advance and the Company shall maintain such amount of Unrestricted Cash and Cash Equivalents during such six month period (interest to be calculated for this purpose on the basis of the rates at which interest is payable on the Loans on the first date of the Subject Month (as defined below) and (C) no Default shall have occurred and be continuing and (iv) at the time of each such advance the aggregate outstanding principal amount of the Loans shall be less than or equal to the Borrowing Base then in effect, (v) the Agent shall receive, within 15 days following the end of each month during which


                         CREDIT AGREEMENT
     any such advance is made (the "Subject Month"), a certificate of a senior financial officer of the Company to the effect set forth in the preceding clauses (i) through
     (iv) with respect to the advances made during the Subject Month and setting forth in reasonable detail the calculations necessary to determine compliance with clauses
     (ii) and (iii)(A) and (B) and (iv) above as of the end of the Subject Month, (vi) in no event will any such advance be made directly or indirectly with the proceeds of Affiliate Subordinated Indebtedness and (vii) any payments required by the Company under any tax sharing or similar agreement with Maxus shall be set-off and applied against any such advances made by the Company;

          (e) Interest Rate Protection Agreements and Commodity Hedging Agreements with any Lender or any affiliate thereof or any other Person (with the consent of the Majority Lenders), PROVIDED that, when entering into any Interest Rate Protection Agreement or Commodity Hedging Agreement that at the time has, or at any time in the future may give rise to, any "credit exposure", the aggregate "credit exposure" under all Interest Rate Protection Agreements and Commodity Hedging Agreements (including the Interest Rate Protection Agreement or Commodity Hedging Agreement being entered into) shall not exceed $10,000,000 (and, for purposes hereof, the "CREDIT EXPOSURE" at any time under an Interest Rate Protection Agreement or Commodity Hedging Agreement shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Agent, taking into account potential interest rate movements (or commodity price movements, as the case may be) and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement or such Commodity Hedging Agreement); and

          (f)  additional Investments up to but not exceeding
     $10,000,000 in the aggregate.

          8.09 RESTRICTED PAYMENTS. Except for payments referred to in Section 8.15 hereof made on the Closing Date, the Company will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; PROVIDED that the Company may at any time or from time to time after July 1, 1995 make a Restricted Payment in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

          (i)  no Default shall have occurred and be continuing;

         (ii) the aggregate amount of such Restricted Payment and all other Restricted Payments made on and after July 1, 1995 shall not exceed an amount equal to 50% of the


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

                              - 69 -


     consolidated net income of the Company and its Subsidiaries for the period commencing on July 1, 1995 and ending on the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment (such period to be treated for this purpose as a single accounting period);

        (iii)  the Debt Coverage Ratio and the Interest Coverage
     Ratio as at the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment shall be at least 1.25 to 1 and 1.75 to 1, respectively;

         (iv) the Debt Coverage Ratio and the Interest Coverage Ratio (in each case calculated without giving effect to the last sentence of the definition of "Capital Expenditures") as at the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment shall each be at least 1.00 to 1.00; and

          (v) the Company shall have delivered to the Agent, at least five Business Days (but not more than ten Business
     Days) prior to the date of such Restricted Payment, a certificate of a senior financial officer of the Company to the effect that the foregoing conditions have been satisfied (and setting forth computations in reasonable detail demonstrating satisfaction of the conditions specified in clauses (ii) and (iv) above and, unless the Agent has received such computations pursuant to Section 8.01 hereof, clause (iii) above) as at the date of such certificate.

Notwithstanding the foregoing, (a) if the conditions set forth in clauses (i) and (iv) above have been satisfied on the date of and after giving effect to each payment described below in this clause (a), if any holder of Affiliate Subordinated Indebtedness is required to pay any Tax on any capitalized interest payments deemed to be (but not actually) received by such holder during any period on such Affiliate Subordinated Indebtedness, the Company may make payments to such holder in an aggregate amount not in excess of 10% of the capitalized interest deemed to be (but not actually) received by such holder during such period and
(b) if the condition set forth in clause (i) above is satisfied on the date of and after giving effect to each payment described below in this clause (b), the Company may make payments consisting of interest on Casualty Event ASD from Casualty Proceeds if and to the extent such Casualty Event ASD was incurred by the Company to replace, restore or rebuild Gas Plant Assets in anticipation of the Company's receipt of such Casualty Proceeds.

          8.10  CERTAIN FINANCIAL COVENANTS.

          (a)  TANGIBLE NET WORTH.  The Company will not permit
Tangible Net Worth to be less than $200,000,000 PLUS (or minus) the amount of any adjustment after June 8, 1995 in the book value


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                              - 70 -


of the assets of the Company resulting from the Merger and the transactions contemplated thereby.

          (b) DEBT COVERAGE RATIO. The Company will not permit the Debt Coverage Ratio to be less than 1.1 to 1 as at the last day of any fiscal quarter.

          (c) INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than 1.25 to 1 as at the last day of any fiscal quarter.

          8.11 MAINTENANCE OF CORPORATE SEPARATENESS. The Company shall, and shall cause each of its Subsidiaries that has any significant business activities or any significant Indebtedness or liabilities to, satisfy customary corporate formalities, including, without limitation, the holding of regular board of directors' and shareholders' meetings (or the taking of actions pursuant to written consents in lieu of such meetings) and the maintenance of separate corporate records and accounts.

          8.12 SUBORDINATED INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except (subject to the subordination provisions applicable thereto) for regularly scheduled payments or mandatory prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness (including, without limitation, in the case of Affiliate Subordinated Indebtedness, payments permitted by
Section 3.02 of the related Affiliate Subordination Agreement).

          8.13 LINES OF BUSINESS. The Company will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the acquisition, exploration, development, production, processing, marketing, gathering and sale of hydrocarbons in the United States (but in no event shall the Company or any of its Subsidiaries engage in the refining or other "downstream" activities relating to hydrocarbon products).

          8.14 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate of the Company; (b) transfer, sell, lease, assign or otherwise dispose of any material Property to an Affiliate of the Company; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate of the Company; or (d) enter into any


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
other transaction directly or indirectly with or for the benefit of an Affiliate of the Company (including, without limitation, Guarantees and assumptions of obligations of an Affiliate of the Company); except that (1) the Company and its Subsidiaries may enter into Intercompany Agreements with Affiliates of the Company and make or provide or receive payments for services thereunder in accordance with the terms thereof provided that each such Intercompany Agreement is in substantially the form furnished to and approved by the Agent prior to the date of this Agreement or has been approved by the Majority Lenders (as used herein, "INTERCOMPANY AGREEMENT" shall mean a tax or expense sharing agreement, or any agreement providing for the provision of services, between one or more of the Company and its Subsidiaries and one or more Affiliates of the Company), (2) any Affiliate of the Company who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (3) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate of the Company) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate of the Company.

          8.15 USE OF PROCEEDS. The Company will use the proceeds of the Loans hereunder solely to pay dividends to Maxus and make other payments to Maxus in connection with the retirement of certain Indebtedness of the Company to Maxus.

          8.16 SUBSIDIARIES. Anything in this Agreement to the contrary notwithstanding, the Company will not form or acquire any Subsidiary without the prior consent of the Majority Lenders.

          8.17 MODIFICATIONS OF CERTAIN DOCUMENTS. The Company will not agree or consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to any Subordinated Indebtedness or any Intercompany Agreements executed and delivered in substantially the form furnished to and approved by the Agent prior to the date of this Agreement or approved by the Majority Lenders pursuant to Section 8.14 hereof, in each case without the prior consent of the Majority Lenders.

          8.18 CHANGES TO PRODUCTION PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, voluntarily agree or consent to any change in the delivery or payment schedule of any Production Payment or similar agreement to which the Company or any of its Subsidiaries is a party without the prior consent of the Majority Lenders.


                         CREDIT AGREEMENT

          8.19  INFORMATION WITH RESPECT TO DISPOSITIONS AND
PROPERTY ACQUISITIONS.

          (a) The Company will and will cause each of its Subsidiaries to deliver to the Agent (with sufficient copies for each Lender) not later than 15 days (or two Business Days in the case of a Disposition the Net Available Proceeds of which are being applied in accordance with Section 2.08(d) hereof) following the date of any Disposition referred to in clause (i) of the penultimate paragraph of Section 8.05 hereof and the Net Available Proceeds of which exceed the limitation specified in clause (b) of said clause (i), a certificate of a Senior Officer of the Company, in form and substance satisfactory to the Agent:

          (i) describing the Property the subject of such Disposition; and

         (ii) containing the same scope and type of information with respect to such Property as was contained in the Statement of Gas Plant Assets or Hydrocarbon Reserve
     Evaluation Report, as the case may be, delivered immediately prior to such Disposition.

          (b) The Company will and will cause each of its Subsidiaries to deliver to the Agent (with sufficient copies for each Lender) not later than 15 days following the date of any acquisition of Property which the Company or any such Subsidiary values for financial statement purposes at more than $12,500,000 (or $25,000,000 in the case of a Like-Kind Exchange) (other than Property acquired by the Company or any such Subsidiary in the ordinary course of business), a certificate of a Senior Officer, in form and substance satisfactory to the Agent:

          (i)  describing the Property acquired; and

         (ii) containing the same scope and type of information with respect to such Property as was contained for substantially similar Properties in the Statement of Gas
     Plant Assets or Hydrocarbon Reserve Evaluation Report delivered immediately prior to such acquisition.

          Section 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of: (i) any principal of any Loan; or (ii) any interest on any Loan or any fee or any other amount payable by it hereunder or under any other Basic Document if not paid within two Business Days of the date that the same shall become due; or


                         CREDIT AGREEMENT

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement or Commodity Hedging Agreement for a notional principal amount exceeding $2,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement or Commodity Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement or Commodity Hedging Agreement, to permit the payments owing under such Interest Rate Protection Agreement or Commodity Hedging Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by or on behalf of any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Section 8.01(j), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.12, 8.14, 8.15, 8.17 or 8.18
     hereof; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to


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
     take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries (i) which, within 30 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in clause (i) exceeds $5,000,000 (net of insurance coverage as to which the insurer has acknowledged coverage); or

          (i) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, could reasonably be expected to (either individually or in the aggregate) have a Company Material Adverse Effect (insofar as such liability is payable by the Company or any of its Subsidiaries but after deducting any


                         CREDIT AGREEMENT

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                              - 75 -


     portion thereof that is reasonably expected to be paid by other creditworthy Persons liable therefor); or

          (j) There shall have been asserted against the Company or any of its Subsidiaries one or more Environmental Claims that could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries, and, if adversely determined, could reasonably be expected to result in liability on the part of the Company and its Subsidiaries (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefore) (such Environmental Claims being herein called the "SUBJECT ENVIRONMENTAL CLAIMS") and the aggregate amount that could reasonably be expected to be payable by the Company and its Subsidiaries in respect of the Subject Environmental Claims (after giving effect to such deductions) exceeds (i) $8,000,000 in any fiscal year of the Company, (ii) $35,000,000 during the period commencing on the date hereof and ending on the last Principal Payment Date or (iii) $100,000,000 on or after the date hereof; or

          (k) All of the outstanding shares of capital stock of the Company (other than directors' qualifying shares, if any) shall cease to be owned, directly or indirectly, by Maxus or YPF or any of such shares shall be owned, directly or indirectly, by an entity (other than Maxus or YPF) which is not incorporated or organized under the laws of a state of the United States of America and the business of which does not consist solely of making and holding investments in Subsidiaries of YPF; or

          (l) Any event set forth in Schedule V hereto shall occur;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Agent may and, upon request of the Majority Lenders, will, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05


                         CREDIT AGREEMENT
hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Section 10.  THE AGENT.

          10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents any Affiliate Subordination Agreement providing for the subordination of Affiliate Subordinated Indebtedness with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, in each case made or furnished by any other Person, or for the value, validity, effectiveness (other than its own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; and

          (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such


                         CREDIT AGREEMENT

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                              - 77 -


assignment or transfer (to the extent provided in Section
11.06(b) hereof).

          10.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) in good faith believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section
10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          10.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company, YPF, Maxus and their respective Subsidiaries or Affiliates as if it were not acting as the Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from any such Person for services in connection


                         CREDIT AGREEMENT
with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries (and YPF and Maxus and their respective Subsidiaries,) and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company, YPF, Maxus or their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Basic Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, YPF, Maxus or their respective Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.


                         CREDIT AGREEMENT

          10.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action and the Agent may consult with counsel and the advice of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder or under any of the other Basic Documents.

          10.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders with (unless an Event of Default has occurred and is continuing) the approval of the Company (such approval not to be unreasonably withheld). Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with (unless an Event of Default has occurred and is continuing) the approval of the Company (such approval not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with (unless an Event of Default has occurred and is continuing) the approval of the Company (such approval not to be unreasonably withheld), that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09 CONSENTS UNDER OTHER BASIC DOCUMENTS. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents PROVIDED that, without the prior consent of all of the Lenders, the Agent shall not release either YPF or Maxus from its obligations under the YPF Guarantee Agreement or the Maxus Guarantee Agreement, as the case may be.


                         CREDIT AGREEMENT

          Section 11.  MISCELLANEOUS.

          11.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 NOTICES. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Agent for (without duplication): (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy ("MILBANK"), special New York counsel to Chase, and Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making and syndication of the Loans hereunder and related matters (provided that such fees and expenses of Milbank do not exceed the budgeted amounts indicated by Milbank, without the prior approval of YPF) and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents or any Affiliate Subordination Agreement (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with
(i) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the


                         CREDIT AGREEMENT
enforcement of this Section 11.03, and (c) with duplication of any amounts payable by the Company under Section 5.06 hereof, all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein.

          The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender), whether or not the Agent or any Lender is a party thereto arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any of the other transactions contemplated hereby or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or actions ("ILLEGAL ACTIONS") by such Person which such Person knew or reasonably should have known were illegal. Without limiting the generality of the foregoing, the Company will indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence, willful misconduct or Illegal Actions of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Environmental Material at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder to the extent that such Release is caused by the Agent or the Lenders.

          11.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing


                         CREDIT AGREEMENT
signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the
Lenders: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce or forgive the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or
(viii) waive any of the conditions precedent set forth in Section 6 hereof; (b) any modification or supplement of Section 10 hereof shall require the consent of the Agent and (c) any waiver of any provision of this Agreement that adversely affects the Company shall require the consent of the Company.

          11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may (and each Lender shall, if requested pursuant to Section 5.07 hereof) assign any of its Loans and its Note with the consent, so long as no Event of Default shall have occurred and be continuing, of the Company (such consent not to be unreasonably withheld or delayed); PROVIDED that

          (i) no such consent by the Company shall be required in the case of any assignment to another Lender;

         (ii) except to the extent the Agent and the Company shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

        (iii) each such assignment by a Lender of its Loans or Note shall be made in such manner so that the same portion


                         CREDIT AGREEMENT
     of its Loans and Note is assigned to the respective assignee; and

         (iv) upon each such assignment, the assignor and assignee shall deliver to the Company and the Agent a Notice of Assignment in the form of Exhibit F hereto.

Upon execution and delivery by the assignor and the assignee to and the Agent of such Notice of Assignment, and upon consent thereto by the Agent and the Company to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Agent and the Company), the obligations, rights and benefits of a Lender hereunder holding and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Loans, if any, theretofore held by such assignee). Unless otherwise agreed by the Agent, upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 8.01(k) hereof with respect to its participation in such Loans as if (and the Company shall be directly obligated to such Participant under such provisions as
if) such Participant were a "Lender" for purposes of said Section, but, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof and Section
11.03 hereof in respect of Loans held by it, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, and as if such Lender were funding each of such Loan in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (iv) alter the rights or obligations of the Company to prepay the related Loans or (v) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same,


                         CREDIT AGREEMENT
under Section 10.09 or 11.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to or the consent of the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loan and its Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company, YPF, Maxus or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section
11.12 hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          11.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Lenders under Sections 10.05 and 11.12 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder; provided that all such obligations shall survive the repayment of the Loans only for a period of two years (five years in the case of said Section 5.06) except if and to the extent any liability is asserted by the Company, the Agent or any of the Lenders under any of such Sections within such two-year (or, in the case of said Section 5.06, five-year) period.
In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.


                         CREDIT AGREEMENT

          11.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  TREATMENT OF CERTAIN INFORMATION;
CONFIDENTIALITY. Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) with each of the Company, Maxus and YPF to use its best efforts to keep confidential and not to disclose any non-public information supplied to it by the Company, Maxus or YPF pursuant to this Agreement or any of the other Basic Documents that is identified by the Company, Maxus or YPF as being confidential at the time the same is delivered to the Lenders or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc., Chase Investment Bank, Ltd., and Chase Manhattan Asia Limited), (v) in connection with any litigation relating to any of the Basic Documents or the transactions contemplated thereby to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender in connection with the administration,


                         CREDIT AGREEMENT
management or booking of any Loans or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit E hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 11.12, which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder). The obligations of each Lender under this Section 11.12 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Company, Maxus or YPF prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit E hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06(b) hereof.


                         CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              MIDGARD ENERGY COMPANY


                              By_________________________
                                Title:

                              Address for Notices:

                              Midgard Energy Company
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901
                              Telephone No.:   214-953-2000

                              with copies to:

                              Maxus Energy Corporation
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901

                              YPF Sociedad Anonima
                              Aveneda Pte. Rogue Saenz Pena 777
                              Buenos Aires 1364
                              Argentina

                              Attention:  Carlos Felices
                              Telecopier No.:  54-1-329-2113


                         CREDIT AGREEMENT

                              LENDERS
                              -------


Commitment                    THE CHASE MANHATTAN BANK
- ----------                     (NATIONAL ASSOCIATION)

$23,000,000.00

                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, NY 10081

                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, NY 10081

                              Attention:  Ian Schottlaender
                                            Managing Director
                              Telecopier No.:  212-552-1687
                              Telephone No.:  212-552-5874


                         CREDIT AGREEMENT

Commitment                    BANK OF MONTREAL
- ----------

$12,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Bank of Montreal
                              700 Louisiana, Suite 4400
                              Houston, TX 77002

                              Address for Notices:

                              Bank of Montreal
                              700 Louisiana, Suite 4400
                              Houston, TX 77002

                              Attention:  Mike Stuckey
                              Telecopier No.:  713-546-1845
                              Telephone No.:  713-546-9744


                         CREDIT AGREEMENT

Commitment                    THE BANK OF NOVA SCOTIA
- ----------

$12,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E.
                              Suite 2700
                              Atlanta, GA  30308

                              Address for Notices:

                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E.
                              Suite 2700
                              Atlanta, GA  30308

                              Attention:  F.C.H. Ashby
                              Telecopier No.:  404-888-8998
                              Telephone No.:  404-877-1500

                              With a copy to:

                              The Bank of Nova Scotia
                              Houston Representative Office
                              1100 Louisiana
                              Suite 3000
                              Houston, TX  77002

                              Telecopier No.:  713-752-2425
                              Telephone No.:  713-752-0900


                         CREDIT AGREEMENT

Commitment                    BANK OF SCOTLAND
- ----------

$12,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Bank of Scotland
                              565 Fifth Avenue
                              New York, NY  10017

                              Address for Notices:

                              Bank of Scotland
                              565 Fifth Avenue
                              New York, NY  10017

                              Attention:  Loan Administration
                              Telecopier No.:  212-450-0872
                              Telephone No.:  212-557-9460


                         CREDIT AGREEMENT

Commitment                    BANK ONE, TEXAS, N.A.
- ----------

$12,000,000.00

                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Bank One, Texas, N.A.
                              1717 Main Street
                              4th Floor
                              Dallas, TX 75201

                              Address for Notices:

                              Bank One, Texas,
                              National Association
                              1717 Main Street
                              4th Floor
                              Dallas, TX 75201

                              Attention:  Nancy Daniel - LCSR
                              Telecopier No.:  214-290-5226
                              Telephone No.:  214-290-2652


                         CREDIT AGREEMENT

Commitment                    BANQUE FRANCAISE DU COMMERCE
- ----------                    EXTERIEUR

$12,000,000.00

                              By_________________________
                                Title:


                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Banque Francaise du Commerce
                                Exterieur
                              Southwest Representative Office
                              333 Clay Street, Suite 4340
                              Houston, TX  77002

                              Address for Notices:

                              Banque Francaise du Commerce
                                Exterieur
                              Southwest Representative Office
                              333 Clay Street, Suite 4340
                              Houston, TX  77002

                              Attention:  Tanya McAllister,
                                            Administrative
                                            Assistant
                              Telecopier No.:  713-759-9908
                              Telephone No.:  713-759-9401

                              With a copy to:

                              Banque Francaise du Commerce
                                Exterieur
                              645 Fifth Avenue
                              20th Floor
                              New York, NY  10022

                              Attention:  Joan Rankine
                              Telecopier No.:  212-872-5045
                              Telephone No.:  212-872-5000


                         CREDIT AGREEMENT

Commitment                    BANQUE PARIBAS - HOUSTON AGENCY
- ----------

$17,000,000.00
                              By_________________________
                                Title:


                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Banque Paribas
                              1200 Smith, Suite 3100
                              Houston, TX  77002

                              Address for Notices:

                              Banque Paribas
                              1200 Smith, Suite 3100
                              Houston, TX  77002

                              Attention:  Bart Schouest
                              Telecopier No.:  713-659-3832
                              Telephone No.:  713-659-4811


                         CREDIT AGREEMENT

Commitment                    BARCLAYS BANK PLC
- ----------

$17,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Barclays Bank plc
                              222 Broadway
                              12th Floor
                              New York, NY 10038

                              Address for Notices:

                              Barclays Bank plc
                              222 Broadway
                              12th Floor
                              New York, NY 10038

                              Attention:  Client Services Unit
                              Telecopier No.:  212-412-4090
                              Telephone No.:  212-412-1406


                         CREDIT AGREEMENT

Commitment                    CIBC, INC.
- ----------

$17,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              CIBC, Inc.
                              2 Paces West
                              2727 Paces Ferry Road
                              Suite 1200
                              Atlanta, GA 30339

                              Address for Notices:

                              CIBC, Inc.
                              2 Paces West
                              2727 Paces Ferry Road
                              Suite 1200
                              Atlanta, GA 30339

                              Attention:  Adrienne Burch
                              Telecopier No.:  404-319-4835
                              Telephone No.:  404-319-4950


                         CREDIT AGREEMENT

Commitment                    CHRISTIANIA BANK NEW YORK BRANCH
- ----------

$17,000,000.00
                              By______________________________
                                Title:

                              Lending Office for all Loans:

                              Christiania Bank
                              New York Branch
                              11 West 42nd Street
                              7th Floor
                              New York, NY 10036

                              Address for Notices:

                              Christiania Bank
                              New York Branch
                              11 West 42nd Street
                              7th Floor
                              New York, NY 10036

                              Attention:  John Thieroff
                              Telecopier No.:  212-827-4888
                              Telephone No.:  212-827-4813


                         CREDIT AGREEMENT

Commitment                    CREDIT LYONNAIS CAYMAN ISLAND
- ----------                      BRANCH
$17,000,000.00
                              By___________________________
                                Title:

                              Lending Office for all Loans:

                              Credit Lyonnais Cayman Island
                                Branch
                              1301 Avenue of the Americas
                              New York, NY  10019

                              Address for Notices:

                              Credit Lyonnais
                              Houston Representative Office
                              1000 Louisiana
                              Suite 5360
                              Houston, TX  77002

                              Attention:  Bernadette Archie
                              Telecopier No.:  713-751-0307
                              Telephone No.:  713-751-0500


                         CREDIT AGREEMENT

Commitment                    THE FUJI BANK, LTD.
- ----------

$12,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Fuji Bank, Ltd.
                              1221 McKinney Street
                              Suite 4100
                              Houston, TX  77010

                              Address for Notices:

                              The Fuji Bank, Ltd.
                              1221 McKinney Street
                              Suite 4100
                              Houston, TX  77010

                              Attention:  Loan Administration
                              Telecopier No.:  713-759-0048
                              Telephone No.:  713-650-7868


                         CREDIT AGREEMENT

Commitment                    THE LONG-TERM CREDIT BANK OF JAPAN,
- ----------                    LIMITED

$17,000,000.00

                              By________________________________
                                Title:

                              Lending Office for all Loans:

                              The Long-Term Credit Bank of Japan,
                                Limited
                              165 Broadway
                              New York, NY  10006

                              Address for Notices:

                              The Long-Term Credit Bank of Japan,
                                Limited
                              165 Broadway
                              New York, NY  10006

                              Attention:  LTCB New York Branch
                                            Operations
                              Telecopier No.:  212-608-3452
                              Telephone No.:  212-335-4801


                         CREDIT AGREEMENT

Commitment                    ROYAL BANK OF CANADA
- ----------

$12,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Royal Bank of Canada
                              1 Financial Square, 24th Floor
                              New York, NY  10005-3531

                              Address for Notices:

                              Royal Bank of Canada
                              1 Financial Square, 24th Floor
                              New York, NY  10005-3531

                              Attention:  Jewel Haines,
                                            Assistant Manager
                              Telecopier No.:  212-428-2372
                              Telephone No.:  212-428-6321


                         CREDIT AGREEMENT

Commitment                    SOCIETE GENERALE, SOUTHWEST AGENCY
- ----------

$12,000,000.00
                              By________________________________
                                Title:

                              Lending Office for all Loans:

                              Societe Generale, Southwest Agency
                              2001 Ross Avenue
                              Suite 4800
                              Dallas, TX  75201

                              Address for Notices:

                              Societe Generale, Southwest Agency
                              2001 Ross Avenue
                              Suite 4800
                              Dallas, TX  75201

                              Attention:  Molly Franklin
                              Telecopier No.:  214-754-0171
                              Telephone No.:  214-979-2743


                         CREDIT AGREEMENT

Commitment                    UNION BANK
- ----------

$12,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Union Bank
                              500 North Akard
                              Suite 4200
                              Dallas, TX  75201

                              Address for Notices:

                              Union Bank
                              500 North Akard
                              Suite 4200
                              Dallas, TX  75201

                              Attention:  Marie Reed
                              Telecopier No.:  214-922-4209
                              Telephone No.:  214-922-4200


                         CREDIT AGREEMENT

Commitment                    WELLS FARGO BANK, N.A.
- ----------

$17,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Wells Fargo Bank, N.A.
                              420 Mongtomery Street
                              9th Floor MAC 0101-091
                              San Francisco, CA  94104

                              Address for Notices:

                              Wells Fargo Bank, N.A.
                              420 Mongtomery Street
                              9th Floor MAC 0101-091
                              San Francisco, CA  94104

                              Attention:  Teresa Croce
                              Telecopier No.:  415-989-4319
                              Telephone No.:  415-396-3629


                         CREDIT AGREEMENT

                              AGENT
                              -----

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent


                              By_________________________
                                Title:

                              Address for Notices to
                                Chase as Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              4 Chase Metrotech Center-13th Floor
                              Brooklyn, NY  11245

                              Attention:  New York Agency
                              Telecopier No.:  718-242-6910
                              Telephone No.:   718-242-7979

                              with copies to:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, NY  10081

                              Attention:  Ian Schottlaender
                              Telecopier No.:  212-552-1687
                              Telephone No.:   212-552-5874


                         CREDIT AGREEMENT

                                                       SCHEDULE I


                  MATERIAL AGREEMENTS AND LIENS


Part A - MATERIAL AGREEMENTS

Midgard has guaranteed the obligations of Maxus Gas Marketing
Company ("MGMC") pursuant to certain transportation agreements entered into by MGMC in the ordinary course of business, including the following:

TRANSPORTER                     TERM                AMOUNT
- -----------                     ----                ------

Panhandle Eastern Corporation   Continuing*         unlimited
Enron Corporation               December 31, 1995   not specified
Williams Natural Gas Company    Continuing*         unlimited


________________

*  may be terminated upon written notice under the contract.


Part B - LIENS

          None


                            SCHEDULE I

                                                      SCHEDULE II


                      ENVIRONMENTAL MATTERS



                               None


                           SCHEDULE II

                                                     SCHEDULE III


     INVESTMENTS AND PARTNERSHIPS AND JOINT VENTURE INTERESTS


Midgard and other parties to certain oil and gas joint operating agreements entered into in the ordinary course of business have elected to be treated as partnerships for tax purposes.

Midgard has guaranteed the obligations of Maxus Gas Marketing
Company ("MGMC") pursuant to certain transportation agreements entered into by MGMC in the ordinary course of business, including the following:

TRANSPORTER                     TERM                AMOUNT
- -----------                     ----                ------

Panhandle Eastern Corporation   Continuing*         unlimited
Enron Corporation               December 31, 1995   not specified
Williams Natural Gas Company    Continuing*         unlimited


________________

*  may be terminated upon written notice under the contract.


                           SCHEDULE III

                                                      SCHEDULE IV


                            LITIGATION


1.   Vernon Kemp et al v. Maxus Exploration Company
     Cause No. 95-02-3295
     31st Judicial District Court
     Lipscomb County, Texas

2.   Naylor Farms, Inc. v. Maxus Exploration Company et al
     Case No. CV-94-10
     District Court
     Beaver County, Oklahoma

3.   The Board of County Commissioners of Converse County,
     Wyoming v. Woods Petroleum Corporation et al
     Civil Action No. 11917
     8th Judicial District Court
     Converse County, Wyoming

4.   In The Matter Of:  Maxus Energy Corporation/Dallas, Texas
     Docket No. TSCA-95-H-07
     [U.S. EPA Administrative Complaint]

5.   In Re Maxus Exploration Company
     IBLA Docket No. 94-732
     [MMS Administrative Proceeding]

6.   In Re Maxus Exploration Company
     MMS/SICD 5-5-53
     [MMS Administrative Proceeding]

7. Federal Income Tax audit of Maxus Energy Corporation and subsidiaries consolidated return for the year 1986

8. Federal Income Tax audit of Maxus Energy Corporation and subsidiaries consolidated return for the years 1987 - 1989

9. Federal Income Tax audit of Maxus Energy Corporation and subsidiaries consolidated return for the year 1991

10.  Koch Oil Company v. Kerr-McGee Corporation et al
     Case No. CIV-92-1595-L
     U.S. District Court for the Western District of Oklahoma

11.  Shirley Polvadore et al v. Maxus Exploration Company
     Cause No. ________
     Judicial District Court
     Potter County, Texas

12.  John A. Culbertson v. Coastal Oil & Gas Corp.
     Case No. 91-009655-NO-B
     Circuit Court
     Midland County, Michigan


                           SCHEDULE IV

13. Hector Navarette - possible claim for personal injuries allegedly sustained while working at a Midgard well location

14. Phillips Petroleum demand concerning the price paid by Midgard for natural gas pursuant to a natural gas purchase agreement

15.  In Re Diamond Shamrock Securities Litigation
     Consolidated Civil Action No. 13483
     Court of Chancery
     New Castle County, Delaware

16.  Aline Boudreaux Daspit et al v. TXP Operating Company et al
     Case No. 87-3108-A
     15th Judicial District Court
     Lafayette Parish, Louisiana

17. All litigation, claims and similar matters, if any, disclosed in any public filings with the Securities and Exchange Commission by Maxus Energy Corporation relating to or involving Midgard Energy Company or by Midgard Energy
     Company


                           SCHEDULE IV

                                                       SCHEDULE V


PART A.  EVENTS OF DEFAULT WITH RESPECT TO YPF

          Capitalized terms used in Part A of this Schedule V (unless otherwise defined in Part A of this Schedule V) shall have the meanings assigned to them in the YPF Guarantee Agreement or (if not otherwise defined in the YPF Guarantee Agreement) in the Credit Agreement. In addition, as used in Part A of this
Schedule V, each reference to a Subsidiary or Subsidiaries of YPF shall be deemed to refer to a Subsidiary or Subsidiaries of YPF (as the case may be) other than Maxus and its Subsidiaries.

          1. YPF shall default in the performance of any of its obligations under any of Section 4.12, 4.14, 4.15, 4.16 or
     4.19 of the YPF Guarantee Agreement or under Section 4.07(b) thereof; or YPF shall default in the performance of any of its other obligations under the YPF Guarantee Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to YPF by the Agent or any Lender (through the Agent).

          2. YPF or any Subsidiary shall (a) default in the payment of the principal of or interest on any other note, bond, coupon or other instrument evidencing Indebtedness in an amount of $20,000,000 or more issued, assumed or guaranteed by it, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been expressly extended, or (b) default in the observance of any other terms and conditions relating to any such Indebtedness, if the effect of such default is to cause such Indebtedness to become due prior to its stated maturity.

          3. Any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the Property of YPF or any Subsidiary or the share capital of YPF or any such Subsidiary, or shall have assumed custody or control of such Property or of the business or operations of YPF or any such Subsidiary or of the share capital of YPF or any such Subsidiary, or shall have taken any action for the winding-up or dissolution of YPF or any such Subsidiary or any action that would prevent YPF or any such Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 30 days and the result of any such action shall materially prejudice the ability of YPF to perform its obligations under the Basic Documents to which it is a party.

          4. It becomes unlawful for YPF to perform any of its obligations under any of the Basic Documents to which it is


                            SCHEDULE V
     a party, or any of its obligations thereunder ceases to be valid, binding or enforceable.

          5. A resolution is passed or adopted by the Board of Directors or stockholders of YPF or a judgment of a court of competent jurisdiction is made, that YPF be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the terms of Section 4.16 of the YPF Guarantee Agreement, and any winding up, dissolution or liquidation proceedings remain undismissed for thirty (30) days.

          6. An attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of YPF or any Subsidiary which Property is material to the condition, financial or otherwise, or to the earnings, operations or business affairs or business prospects of YPF and its Subsidiaries taken as a whole, and
     (a) such attachment, execution, seizure before judgment or other legal process is not discharged within 30 days thereof or (b) if such attachment, execution, seizure before judgment or other legal process shall not have been discharged within such 30-day period, YPF or such Subsidiary, as the case may be, shall not have within such 30-day period contested such attachment, execution, seizure before judgment or other legal process in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; PROVIDED, HOWEVER, that in no event shall the grace period provided by clause (b) above extend beyond the 60th day after the initiation of such proceedings.

          7. A court having jurisdiction enters a decree or order for (a) relief in respect of YPF or any Significant Subsidiary in an involuntary case under Argentine Law No. 19,551 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (b) appointment of an administrator, receiver, trustee or intervenor for YPF or any Significant Subsidiary for all or substantially all of the Property of YPF or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days.

          8. YPF or any Significant Subsidiary (a) commences a voluntary case under Argentine Law No. 19,551 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for YPF or any Significant Subsidiary for all or substantially all of the Property of YPF or any


                            SCHEDULE V

     Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

          9. A moratorium is agreed or declared in respect of any Indebtedness of YPF, or of any Significant Subsidiary, or any government or governmental authority condemns, seizes, compulsorily purchases or expropriates 10% or more of the assets of YPF and its Subsidiaries considered as one enterprise.

          10. Any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in Item 9 of Part A of this Schedule V.


PART B.  EVENTS OF DEFAULT WITH RESPECT TO MAXUS

          Capitalized terms used in Part B of this Schedule V (unless otherwise defined in Part B of this Schedule V) shall have the meanings assigned to them in the Maxus Guarantee Agreement or (if not otherwise defined in the Maxus Guarantee Agreement) in the Credit Agreement.

          1. Maxus shall default in the performance of any of its obligations under any of Section 4.01(e), 4.05, 4.06 or 4.07 of the Maxus Guarantee Agreement; or Maxus shall default in the performance of any of its other obligations under the Maxus Guarantee Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to Maxus by the Agent or any Lender (through the Agent).

          2. Maxus shall default in the payment when due of any principal of or interest on any of its other Indebtedness (or amounts payable under any Interest Rate Protection Agreements or Commodity Hedging Agreements) aggregating $10,000,000 or more ("OTHER INDEBTEDNESS").

          3. Any event, other than an event specified in paragraph 2 above, specified in any note, agreement, indenture or other document evidencing or relating to any Other Indebtedness (or amounts payable under any Interest Rate Protection Agreements or Commodity Hedging Agreements) aggregating $10,000,000 or more other than Indebtedness in respect of the loans provided for by any Credit Agreement between Maxus Northwest Java, Inc., Maxus Southeast Sumatra Inc., Maxus Indonesia, Inc., the lenders named therein and Chase as agent for such lenders) shall occur if the effect of such event is to cause such Other Indebtedness to become due, or to be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate


                            SCHEDULE V

Protection Agreement or a Commodity Hedging Agreement, to cause amounts owing thereunder to be liquidated.

          4. A Non-Payment Cross-Default shall occur and be continuing in respect of any Eligible Other Indebtedness. As used in this paragraph 4:

          (a)  "ELIGIBLE OTHER INDEBTEDNESS" shall mean Other
     Indebtedness other than Indebtedness defined in the first parenthetical clause in paragraph 3 above.

          (b) "NON-PAYMENT CROSS-DEFAULT" shall mean, with respect to any Eligible Other Indebtedness (the "FIRST OTHER INDEBTEDNESS"), any event, other than an event referred to in paragraph 2 above, in respect of any Eligible Other Indebtedness (other than the First Other Indebtedness) which permits the holder or holders of the First Other Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such First Other Indebtedness to become due, or to be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, if the First Other Indebtedness relates to an Interest Rate Protection Agreement or Commodity Hedging Agreement, to cause payments owing thereunder to be liquidated.

          5. Maxus shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

          6. Maxus shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (iv) pass or adopt a resolution by the Board of Directors or stockholders thereof for the purpose of effecting any of the foregoing or (v) do the equivalent of any of the foregoing under any foreign laws.

          7. A proceeding or case shall be commenced, without the application or consent of Maxus, in any court of competent jurisdiction, seeking (i) the reorganization, liquidation, dissolution, arrangement or winding-up of Maxus, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Maxus or of all or any substantial part of its Property, (iii) similar relief in respect of Maxus under any law relating to bankruptcy, insolvency, reorganization, winding-up, or


                            SCHEDULE V
composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days or (iv) the equivalent of any of the foregoing under any foreign laws.

          8. A final judgment or order for the payment of money shall be entered against Maxus (i) which, within 30 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in clause (i) exceeds $10,000,000 (net of insurance coverage as to which the insurer has acknowledged coverage).


                            SCHEDULE V

                                                      SCHEDULE VI


                   REORGANIZATION TRANSACTIONS


          1. Forgiveness by the Company of $251,390,415 of intercompany debt owed to the Company by Maxus.

          2. Forgiveness by Maxus of $1,540,990,283 of intercompany debt owed to Maxus by the Company.

          3. Dividend by the Company to Maxus of all of the outstanding capital stock of the following companies (constituting all of its Subsidiaries): Maxus Corporate Company, Maxus Gas Marketing Company, Maxus Industrial Gas Company, Maxus Offshore Exploration Company, Trice Properties, Inc. and Natomas North America, Inc.


                           SCHEDULE VI

                                                     SCHEDULE VII

            WAIVERS OF STATUTES OF LIMITATION - TAXES


Extensions of the statute of limitations on the assessment of United States federal income tax on Maxus Energy Corporation and its subsidiaries have been granted with respect to the following years:

          Tax Year                 Extended to
          --------                 -----------

            1986                   December 31, 1995
            1987                   June 30, 1995
            1988                   June 30, 1995
            1989                   June 30, 1995
            1990                   September 15, 1996
            1991                   September 15, 1996


                           SCHEDULE VII